EXHIBIT 10.2

To 8-K dated May 27, 2005

GROUND LEASE

COUSINS PROPERTIES INCORPORATED,

a Georgia corporation, LANDLORD

and

FIRST NATIONAL BANK & TRUST

COMPANY OF THE TREASURE COAST,

a national banking association, TENANT

June 30, 2005

__________________

1465190_4.DOC [Version 8 of Lease]

INDEX

GROUND LEASE

Page

Section 1.01.  Demise

Section 1.02.  Appurtenant Easements

ARTICLE II.  TERM OF LEASE

Section 2.01.  Term of Lease

Section 2.02.  Options to Extend Term

Section 2.03.  Supplemental Agreement

ARTICLE III.  MINIMUM RENT AND ADDITIONAL RENT

Section 3.01.  Minimum Rent

Section 3.02.  Minimum Rent Adjustments

Section 3.03.  Intentionally Deleted

Section 3.04.  Intentionally Deleted

Section 3.05.  Intentionally Deleted

Section 3.06.  Intentionally Deleted

Section 3.07.  Interest

Section 3.08.  Shared Costs Under Community Declaration

Section 3.09.  Payments Under Declaration Regarding Outparcels

ARTICLE IV.  TAXES, ASSESSMENTS AND CHARGES

Section 4.01.  Taxes and Assessments

Section 4.02.  Charges

Section 4.03.  General

Section 4.04.  Impact Fees

ARTICLE V.  NET LEASE; NON-TERMINATION

Section 5.01.  Net Lease

Section 5.02.  Non-Termination

ARTICLE VI.  CONDITION, SUITABILITY AND USE OF THE PREMISES

Section 6.01.  Condition and Suitability of the Premises

Section 6.02.  Site Preparation and Delivery of Site

Section 6.03.  Permit Contingency

Section 6.04.  Construction of the Improvements

Section 6.05.  Use of the Premises; No Abandonment

Section 6.06.  Tenant's Exclusive Use

Section 6.07.  Survey

ARTICLE VII.  COMPLIANCE WITH LAW; LIENS AND ENCUMBRANCES

Section 7.01.  Compliance with Laws

Section 7.02.  Tenant's Agreement Relating to Hazardous Substances

Section 7.03.  Liens and Encumbrances

ARTICLE VIII.  REPAIRS AND ALTERATIONS

Section 8.01.  Maintenance and Repair

Section 8.02.  Alterations

ARTICLE IX.  DAMAGE AND DESTRUCTION

Section 9.01.  Notice

Section 9.02.  Restoration

Section 9.03.  Application of Proceeds

ARTICLE X.  INSURANCE

Section 10.01.  Classes of Insurance

Section 10.02.  Requirements

Section 10.03.  Certificates

ARTICLE XI.  INDEMNIFICATION

Section 11.01.  Indemnification

ARTICLE XII.  OWNERSHIP OF IMPROVEMENTS

Section 12.01.  Title to Improvements

Section 12.02.  Surrender

ARTICLE XIII.  ASSIGNMENT AND SUBLETTING; NON-SUBORDINATION TO LEASEHOLD MORTGAGING

Section 13.01.  Assignment and Subletting; Prior Consent

Section 13.02.  Leasehold Mortgaging

ARTICLE XIV.  RIGHT TO CONTEST

Section 14.01.  Permitted Contests

ARTICLE XV.  DEFAULT

Section 15.01.  Events of Default

Section 15.02.  Remedies

Section 15.03.  Reentry by Landlord.

Section 15.04.  General.

Section 15.05.  Landlord's Lien on Personalty

ARTICLE XVI.  CONDEMNATION

Section 16.01.  Total Condemnation

Section 16.02.  Partial Condemnation

Section 16.03.  Awards

Section 16.04.  General

ARTICLE XVII.  BROKERAGE PROVISIONS

Section 17.01.  Brokers

ARTICLE XVIII.  MISCELLANEOUS

Section 18.01.  No Waiver

Section 18.02.  Waiver of Redemption

Section 18.03.  Estoppel Certificates

Section 18.04.  No Merger of Title

Section 18.05.  Quiet Enjoyment

Section 18.06.  Transfer by Landlord

Section 18.07.  Limitation on Landlord's Liability

Section 18.08.  Mortgaging the Fee

Section 18.09.  Separability

Section 18.10.  Notices, Demands and Other Instruments

Section 18.11.  Successors and Assigns

Section 18.12.  Headings

Section 18.13.  Counterparts

Section 18.14.  Applicable Law

Section 18.15.  Entire Agreement; Amendments

Section 18.16.  All Genders and Numbers Included

Section 18.17.  Relationship of the Parties

Section 18.18.  Time is of Essence

Section 18.19.  Short Form Lease

Section 18.20.  Approval and Inspection Rights

Section 18.21.  Holding Over, No Extension, Month-to-Month Tenancy and Double Rent

Section 18.22.  Corporate Authority

Section 18.23.  Intentionally Deleted

Section 18.24.  Radon Gas

Section 18.25.  Use of Service Mark

Section 18.26.  Earnest Money

EXECUTION BY PARTIES

EXHIBIT "A"

-  Drawing of the Site

EXHIBIT "B"

-  Encumbrances on Site

EXHIBIT "C"

-  Shopping Center Site Plan

EXHIBIT "D"

-  [Reserved]

EXHIBIT "E"

-  Rules and Regulations

EXHIBIT "F"

-  [Reserved]

EXHIBIT "G"

-  Short Form Lease

EXHIBIT "H"

-  Grading Plan

EXHIBIT "I"

-  Exclusives

#

1465190_4.DOC [Version 8 of Lease]

GROUND LEASE

THIS GROUND LEASE (the "Lease") is made and entered into this 30th day of  June, 2005, by and between COUSINS PROPERTIES INCORPORATED, a Georgia corporation (hereinafter referred to as "Landlord"), and FIRST NATIONAL BANK & TRUST COMPANY OF THE TREASURE COAST, a national banking association (hereinafter referred to as "Tenant").

ARTICLE I.  DEMISE OF PREMISES

Section 1.01.  Demise.  For and in consideration of the rents, terms, covenants and agreements hereinafter set forth on the part of Tenant and Landlord to be paid, kept, observed and performed, Landlord does hereby demise and lease to Tenant, and Tenant does hereby take and hire from Landlord, upon and subject to the terms and conditions contained herein, that certain tract of land lying and being in the City of Viera, Brevard County, Florida, being approximately shown on the drawing attached hereto as Exhibit "A" and by reference incorporated herein (the "Site"), together with all improvements now located thereon and all appurtenances thereunto belonging (said Site, improvements and appurtenances hereinafter collectively referred to as "Premises"), subject to the encumbrances set forth on Exhibit "B" attached hereto and by reference incorporated herein (the "Permitted Encumbrances").  The Site is an outparcel fronting in the shopping center commonly known as Viera Marketcenter, which is depicted in the Site Plan (the "Shopping Center").  The term "Site Plan" as used in this Lease shall mean the site plan  attached hereto as Exhibit "C" and by reference incorporated herein.  The term "Improvements" as used in this Lease shall mean any and all structures and appurtenances thereto of every type and kind on, at or under the Premises, including, but not limited to, buildings, outbuildings, garages, sheds, trash receptacles, patios, patio covers, awnings, additions, walkways, bicycle trails, sprinkler systems or pipes, garages, roads, curbing, paving, driveways, parking areas, fences, screening walls, retaining walls, stairs, decks, fixtures, landscaping hedges, windbreaks, poles, signs, exterior tanks, solar panels and equipment, exterior evaporative coolers, air conditioning and water softener fixtures, wind mills, exterior antennae, aerials and other equipment for the reception or transmission of radio, television, microwave, electromagnetic, or other similar or dissimilar communication systems, and any thing or any device that alters the natural flow of water from any property adjoining the Premises.  Tenant acknowledges and agrees that the Shopping Center is adjacent to another shopping center commonly known as The Avenue Viera ("The Avenue").  Tenant further acknowledges and agrees (i) that Tenant has no rights and is not benefited by any restrictions whatsoever with respect to The Avenue and (ii) that except as may be expressly set forth in this Lease, Tenant has no rights and is not benefited by any restrictions whatsoever with respect to the Shopping Center.

Section 1.02.  Appurtenant Easements .  The Premises are leased by Landlord to Tenant subject to and together with the non-exclusive easements, covenants, conditions and restrictions created and established (i) by that certain Declaration Regarding Outparcels by Landlord to be recorded in the Public Records of Brevard County, Florida (the "Declaration Regarding Outparcels"), a copy of which will be provided to Tenant by Landlord within thirty (30) days from the date of this Lease, (ii) by that certain Access, Landscaping, Lighting and Utility Easement by and among Landlord, The Viera Company and EPT DownREIT, Inc. dated as of October 27, 2003, recorded in Official Records Book 5103, page 0820, aforesaid records, as amended by that  certain First Amendment to Access, Landscaping, Lighting and Utility Easement dated as of May 13, 2004, recorded in Official Records Book 5292, page 1958, aforesaid records (as amended, the "Access Easement"); and (iii) by that certain Joint Driveway Easement Agreement between Landlord and The Viera Company dated as of October 27, 2003, recorded in Official Records Book 5103, page 0644, aforesaid records (the "Driveway Easement").  The Declaration Regarding Outparcels, the Access Easement and the Driveway Easement shall all be deemed "Permitted Encumbrances."

ARTICLE II.  TERM OF LEASE

Section 2.01.  Term of Lease.  The term of this Lease (hereinafter referred to as "Term") shall commence on the date which is one hundred eighty (180) days after the full execution and delivery of this Lease (hereinafter referred to as the "Commencement Date"), and unless sooner terminated or extended under the terms and conditions contained herein, shall continue thereafter for twenty (20) years until 11:59 p.m. local Viera, Florida time on the day preceding the twentieth (20th) anniversary of the Commencement Date (if the Commencement Date occurs on the first day of a month) or the last day of the month which is twenty (20) years after the Commencement Date (if the Commencement Date occurs on a day other than the first day of a month).

Section 2.02.  Options to Extend Term.  Tenant is hereby granted options to extend the Term of this Lease for four (4) successive additional periods of five (5) years each (each such additional period being herein referred to as an "Extended Term") by giving written notice of such extension to Landlord at least nine (9) months prior to the expiration of the initial Term of this Lease or the then current Extended Term, as the case may be.  Tenant shall have the right to exercise these options to extend provided that on the date of such exercise no Event of Default (as hereinafter defined) under this Lease then exists.  Each Extended Term shall be upon all of the same terms, covenants and conditions of this Lease then applicable except that the Rent (as hereinafter defined) during the Extended Terms shall be as set forth in Sections 3.02 and 3.03 hereof.  The term "Term" or the phrase "Term of this Lease" as used in this Lease shall mean the initial Term and any Extended Term which may become effective.

Section 2.03.  Supplemental Agreement .  Landlord and Tenant shall, within twenty (20) days after the occurrence of the Commencement Date, execute a supplemental agreement setting forth the Commencement Date and the expiration date of the Term of this Lease as determined pursuant to Section 2.01 hereof and the dates for Minimum Rent adjustments as determined pursuant to Section 3.02 of this Lease.  Such supplemental agreement, when executed and delivered by Landlord and Tenant, shall be attached to and become a permanent part of this Lease.

ARTICLE III.  MINIMUM RENT AND ADDITIONAL RENT

Section 3.01.  Minimum Rent.  Tenant covenants and agrees to pay Landlord, in lawful money of the United States of America, for the period from the Commencement Date to and including the day immediately preceding the fifth (5th) anniversary of the Commencement Date (if the Commencement Date occurs on the first day of a month) or the last day of the month during which the fifth (5th) anniversary of the Commencement Date occurs (if the Commencement Date occurs on a day other than the first day of a month), as rent hereunder, a base annual minimum rent (hereinafter referred to as "Minimum Rent") in the amount of One Hundred Ten Thousand and No/100 Dollars ($110,000.00), plus any and all additional sums and charges that come due under the terms and conditions of this Lease (whether to Landlord or to third parties) (any and all such sums and charges being hereinafter referred to as "Additional Rent").  Minimum Rent and Additional Rent are sometimes referred to herein collectively as "Rent" or "rent."  The Minimum Rent shall be adjusted for the remainder of the Term as provided in Section 3.02 hereof.

Minimum Rent shall be payable, in advance, in twelve (12) equal monthly installments for each Lease Year (as hereinafter defined), in time to be good funds for Landlord's account on the first (1st) day of each calendar month during the Term, at the office of Landlord, 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339-5683, or at such other address as Landlord may from time to time designate in writing to Tenant.  Landlord agrees that Tenant shall have the right, if it elects, to pay Minimum Rent by means of a wire transfer of immediately available federal funds to the account of Landlord, and upon request by Tenant, Landlord agrees to provide Tenant with Landlord's account information and wiring instructions to enable Tenant to make payment of Minimum Rent by wire transfer as aforesaid.  Minimum Rent for the first and last months of the Term shall be prorated on a daily basis if the Term shall begin or end on a day other than the first or last day of a calendar month.

Section 3.02.  Minimum Rent Adjustments.  As used in this Lease, the term "Lease Year" shall mean the twelve (12) month period commencing on the Commencement Date and ending on the day immediately preceding the first (1st) anniversary of the Commencement Date  (if the Commencement Date occurs on the first day of a month) or the last day of the month during which the first anniversary of the Commencement Date occurs (if the Commencement Date occurs on a day other than the first day of a month), and each successive twelve (12) month period thereafter during the Term.  On the first day of the sixth (6th), eleventh (11th) and sixteenth (16th) Lease Years (each of such dates being herein referred to as an "Adjustment Date"), the annual Minimum Rent shall be increased as follows:

For the sixth (6th) through the tenth (10th) Lease Years, the sum of One Hundred Twenty-One Thousand and No/100 Dollars ($121,000.00) per annum;

For the eleventh (11th) through the fifteenth (15th) Lease Years, the sum of One Hundred Thirty-Three Thousand One Hundred and No/100 Dollars ($133,100.00) per annum;

For the sixteenth (16th) through the twentieth (20th) Lease Years, the sum of One Hundred Forty-Six Thousand Four Hundred Ten and No/100 Dollars ($146,410.00) per annum.

The Minimum Rent for the twenty-first (21st) through the twenty-fifth (25th) Lease Years (if the Term of this Lease is extended for the first Extended Term) shall be One Hundred Sixty-One Thousand Fifty-One and No/100 Dollars ($161,051.00) per annum; the Minimum Rent for the twenty-sixth (26th) through the thirtieth (30th) Lease Years (if the Term of this Lease is extended for the second Extended Term) shall be One Hundred Seventy-Seven Thousand One Hundred Fifty-Six and No/100 Dollars ($177,156.00) per annum; the Minimum Rent for the thirty-first (31st) through the thirty-fifth (35th) Lease Years (if the Term of this Lease is extended for the third Extended Term) shall be One Hundred Ninety-Four Thousand Eight Hundred Seventy-Two and No/100 Dollars ($194,872.00) per annum; and the Minimum Rent for the thirty-sixth (36th) through the fortieth (40th) Lease Years (if the Term of this Lease is extended for the fourth Extended Term) shall be Two Hundred Fourteen Thousand Three Hundred Fifty-Nine and No/100 Dollars ($214,359.00).

Section 3.03.  Intentionally Deleted .

Section 3.04.  Intentionally Deleted.

Section 3.05.  Intentionally Deleted.

Section 3.06.  Intentionally Deleted.

Section 3.07.  Interest.  Tenant covenants and agrees to pay to Landlord, from time to time as provided in this Lease, interest (herein referred to as "Interest" which for all purposes of this Lease shall equal the lesser of eighteen percent (18%) per annum or the maximum interest rate permitted by law) on all installments of Minimum Rent not paid by the tenth (10th) day of the month for which such amount is due, which Interest shall accrue from the due date through the date of payment (provided, however, (A) such ten [10] day grace period shall be applicable only four [4] times in any twelve [12] month period, and with respect to any installment of Minimum Rent thereafter coming due within said twelve [12] month period, Interest shall accrue from the due date of such Minimum Rent through the date of payment regardless of whether same is paid by the tenth [10th] day of the month for which such amount is due; and (B) with respect to any payment of Minimum Rent made by Tenant after the tenth (10th) day of the month, notwithstanding any grace period provided for in this Section 3.07, Tenant shall owe Interest on such payment and such Interest shall accrue from the due date through the date of payment), and Interest on any Additional Rent not paid within ten (10) days after such amounts are due, which Interest shall accrue from the due date through the date of payment.  Tenant agrees that the obligations of Tenant to make all payments of Additional Rent, including all payments of Interest provided in this Section 3.07, shall survive any expiration or termination of this Lease.

Section 3.08.  Shared Costs Under Community Declaration.  Landlord and Tenant acknowledge that the Premises are leased by Landlord to Tenant subject to that certain Declaration of Covenants, Conditions, Easements, Reservations and Restrictions for the Central Viera Community dated July 21, 1994 recorded July 25, 1994 in Official Records Book 3409, page 0624, in the Public Records of Brevard County, Florida, as the same has heretofore and may hereafter be amended (the "Community Declaration") relating to the real property development known as the Central Viera Community (hereinafter referred to as the "Development").  Tenant further acknowledges and agrees that by virtue of this Lease, Tenant will have the obligations and responsibilities of an "Owner" under the Community Declaration.  Tenant covenants and agrees to pay to the Declarant (as defined in the Community Declaration) under the Community Declaration the entire share attributable to the Site of the "Assessments" as defined in the Community Declaration.  Tenant acknowledges and agrees that the share of the Assessments which are attributable to the Site shall be determined pursuant to the terms of the Community Declaration and that such share of the Assessments attributable to the Site shall be paid by Tenant to the Declarant under the Community Declaration before the same become delinquent and before any interest may be added for nonpayment.  The Site's proportionate share, as determined by the Community Declaration, of any such Assessments for the year in which the Term commences and terminates or expires shall be prorated on a daily basis between Landlord and Tenant.  If Tenant fails to pay the Site's proportionate share of any such Assessments when due, Landlord, with or without declaring a default hereunder and without relieving Tenant of any liability hereunder, may, but shall not be obligated to, pay any such amount (or any installment thereof) and any amount so paid by Landlord shall constitute Additional Rent hereunder and shall be paid immediately by Tenant to Landlord on demand with Interest thereon in the manner provided in Section 3.07 hereof.  Tenant's obligation to pay the Site's share of such Assessments which accrue during the Term shall survive any termination of this Lease.  Tenant agrees that the obligations of Tenant to make all payments of Additional Rent, including all payments provided in this Section 3.08, shall survive any expiration or termination of this Lease.

Section 3.09.  Payments Under Declaration Regarding Outparcels.  Landlord and Tenant acknowledge that the Premises are leased by Landlord to Tenant subject to the Declaration Regarding Outparcels (as defined in Section 1.02 hereof).  Tenant further acknowledges and agrees that by virtue of this Lease, Tenant is an "Owner" under the Declaration Regarding Outparcels.  Tenant further covenants and agrees to pay the annual payments which are the obligation of the "Owner" of the Site under the Declaration Regarding Outparcels.  Tenant agrees to make such payments under the Declaration Regarding Outparcels before the same become delinquent and before any interest may be added for nonpayment.  Any such payment under the Declaration Regarding Outparcels for the year in which the Term of this Lease terminates or expires shall be prorated on a daily basis between Landlord and Tenant.  If Tenant fails to pay any such payment under the Declaration Regarding Outparcels when due, Landlord, with or without declaring a default hereunder and without relieving Tenant of any liability hereunder, may, but shall not be obligated to, pay any such amount and any amount so paid by Landlord shall constitute Additional Rent hereunder and shall be paid immediately by Tenant to Landlord on demand with Interest thereon in the manner provided in Section 3.07 hereof.  Tenant's obligation to pay any such payments under the Declaration Regarding Outparcels which accrue during the Term shall survive any termination of this Lease.

Landlord shall deliver to Tenant for Tenant's review a draft of the Declaration Regarding Outparcels within thirty (30) days following the date of this Lease.  Tenant shall not unreasonably withhold, condition or delay its approval of the Declaration Regarding Outparcels.  To the extent Tenant has comments to the Declaration Regarding Outparcels, it shall deliver such comments in writing to Landlord within ten (10) days after Tenant's receipt of the proposed draft.  If Tenant fails to provide such written comments to Landlord within such ten (10) day period, Tenant shall be deemed to have approved the form of the Declaration Regarding Outparcels delivered by Landlord.  Tenant acknowledges and agrees that the Declaration Regarding Outparcels shall provide for annual payments by the "Owner" of the Site of $4,000.00 and that such annual payments shall be subject to periodic increases of not less than four percent (4%) per annum.  Tenant agrees that it shall not withhold approval to the Declaration Regarding Outparcels because it provides for such annual payments and periodic increases.  Landlord shall have the right, but not the obligation, to make changes to the Declaration Regarding Outparcels to address Tenant's written comments.  Landlord shall respond in writing within thirty (30) days following receipt of Tenant's written comments what if any changes Landlord is willing to make to the Declaration Regarding Outparcels.  Upon receipt of Landlord's response, Tenant shall elect within five (5) business days thereafter either (i) to terminate this Lease by giving written notice to Landlord or (ii) accept the most recent draft of the Declaration Regarding Outparcels delivered by Landlord.  If Tenant does not notify Landlord in writing within such five (5) business day period of Tenant's election to terminate this Lease under this Section 3.09, then this Lease shall remain in full force and effect, and Tenant shall have no further right to terminate this Lease under this Section 3.09.  If Tenant shall commence construction of any Improvements on the Site prior to the expiration of such five (5) business day period, Tenant shall be deemed to have waived Tenant's right to terminate this Lease under this Section 3.09.

ARTICLE IV.  TAXES, ASSESSMENTS AND CHARGES

Section 4.01.  Taxes and Assessments.  Subject to the provisions of Section 14.01 hereof (concerning "Permitted Contests"), Tenant covenants and agrees to discharge and pay before the same become delinquent and before any fine, penalty, or interest may be added for nonpayment, any and all taxes, assessments, license or permit fees, special district or community improvement district assessments, excises, imposts and charges of every nature and classification (all or any one of which are hereinafter referred to as "Taxes") that at any time during the Term (and during any period prior to the commencement of the Term after possession of the Premises has been tendered by Landlord to Tenant) are levied, assessed, charged or imposed upon Landlord's fee simple and/or reversionary interest in the Premises, the Premises themselves, the Improvements, this Lease, the leasehold estate of Tenant created hereby or any Rent or Additional Rent reserved or payable hereunder (including any gross receipts or other taxes levied upon, assessed against or measured by the Rent or Additional Rent); provided, however, Tenant shall not be obligated to pay any municipal, state or federal income tax imposed on Landlord, and Tenant shall not be obligated to pay any amounts levied upon Landlord as a franchise, estate, gift, inheritance, succession or capital levy tax.  In addition to any other amounts to be paid by Tenant pursuant to the terms of the Lease, Tenant acknowledges that Tenant shall be required to pay the State of Florida sales and use tax which is measured by the Rent payable by Tenant under this Lease on a monthly basis, which amount shall be reimbursed by Tenant to Landlord on a monthly basis with payments of Rent and Landlord shall thereupon remit the same to the State of Florida.  Landlord will determine the amount of such tax which is payable by Tenant and will advise Tenant in writing of the same during the Lease Term, as the same may be adjusted from time to time as such tax is imposed by the State of Florida.

Notwithstanding the foregoing to the contrary, if at any time after the execution of this Lease the methods of taxation prevailing at the execution of this Lease shall be altered so that any imposition, which at the date hereof or during the Term is or shall be levied, assessed or imposed on real estate and the improvements thereon, is thereafter levied, assessed or imposed wholly or partially on the rents received from real estate or the improvements thereon, or as a tax assessment, levy or license fee (regardless of the form and regardless of the taxing authority) upon Landlord measured by Rent payable under this Lease, then all such substitute or additional taxes, assessments, levies or license fees shall be deemed to be included within the meaning of the term "Taxes" for purposes hereof.  Tenant's obligations to discharge and pay such Taxes shall commence on the date Landlord tenders possession of the Premises for construction of Improvements.

Landlord shall use reasonable efforts to obtain from the taxing authorities a separate tax parcel assessment for the Premises (and Improvements located thereon) and to cause Tenant to be named as the party to whom all such bills and assessments should be sent.  If such separate assessment shall be obtained, Tenant shall pay the Taxes directly to the taxing authority.  If such separate assessment shall not be obtained, the valuation placed on the Premises and the Improvements by the applicable taxing authority shall be used as the appropriate standard for determining the Taxes payable by Tenant.  If this valuation is not available, Tenant shall pay a share of the Taxes included in Landlord's tax bill, which share shall be determined in a fair and equitable manner, giving consideration to the value of the various improvements on the real property covered by such tax bill.  If the Premises are not separately assessed, Landlord shall notify Tenant of Tenant's proportionate share of the Taxes and will furnish Tenant with a copy of the tax bill within fifteen (15) days after receipt by Landlord thereof.  Tenant shall pay its share of the Taxes as set forth above to Landlord not later than ten (10) days before the taxing authority's delinquency date or ten (10) days after receipt of a bill from Landlord, whichever is later.  In no event shall Tenant be liable for interest or penalties for Landlord's failure to pay the Taxes prior to delinquency, unless Tenant fails to timely pay its share of such Taxes as provided above.

Section 4.02.  Charges.  Subject to the provisions of Section 14.01 hereof (concerning "Permitted Contests"), Tenant covenants and agrees that it shall pay when due all charges for all public or private utility services including, but not limited to, water, sewer, gas, light, heat and air conditioning, telephone, electricity, cable television (if and when available), trash removal, power and other utility and communications services (all or any one of which hereinafter referred to as "Charges") that are rendered or become due and payable with respect to the Premises at any time during the Term and during any period prior to the commencement of the Term after Tenant takes possession of the Premises for the construction of Improvements.  Landlord and Tenant shall use reasonable efforts to cause the applicable governmental authority providing water service to the Premises to separately meter the water consumption at the Premises and charge Tenant directly for such water service (and associated sewer service).  In the event the governmental authority providing water service to the Premises is unwilling to do so, Landlord agrees that Landlord will submeter the water consumption at the Premises, and Tenant agrees to pay the applicable Charge for such water (and associated sewer service) to Landlord, based upon the submetered consumption of water at the Premises and at the same rate that Tenant would pay if such water service (and associated sewer service) were provided directly to Tenant with respect to the Premises by the applicable governmental authority.  Tenant agrees to pay Landlord for such water service (and associated sewer service) within fifteen (15) days after receipt by Tenant of request for payment from Landlord (but not more frequently than monthly), which request for payment shall be accompanied by information regarding the submetered consumption of water at the Premises and a copy of the most recent water and sewer bill received by Landlord with respect to the Premises and the other real property covered by such bill.

Section 4.03.  General.  Tenant shall prepare and file all reports and returns required by law and governmental regulations with respect to any Taxes and, upon Landlord's request, shall furnish copies thereof to Landlord.  Tenant shall promptly forward to Landlord copies of any bill or assessment respecting any Taxes upon Tenant's receipt thereof from the taxing authority.  Likewise, Landlord shall promptly furnish to Tenant copies of any bill or assessment respecting any Taxes upon Landlord's receipt thereof from the taxing authority.  Upon request of Landlord, Tenant agrees to furnish and deliver to Landlord receipts evidencing the payment of any Taxes and/or Charges payable by Tenant as provided in Section 4.01 and Section 4.02 hereof.  If the Taxes shall include any special assessments for improvements which may be paid in installments, Tenant shall be obligated to pay only such installments as they become due and shall be obligated to pay only such installments which are to become due and payable prior to the expiration of the Term; provided, however, that in the event this Lease is terminated prior to the scheduled expiration of the Term as a result of Tenant's default, any and all installments which are to become due and payable after the termination of this Lease but prior to the scheduled expiration of the Term shall be due and payable by Tenant upon such termination.  Any Taxes for the year in which the Term commences and terminates or expires shall be prorated on a daily basis between Landlord and Tenant.  If Tenant fails to pay any Taxes and/or Charges (or any installment thereof) when due, Landlord, without declaring a default hereunder and without relieving Tenant of any liability hereunder, may, but shall not be obligated to, pay any such Taxes and/or Charges (or any installment thereof) and any amount so paid by Landlord, together with all costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rent hereunder and shall be paid immediately by Tenant to Landlord on demand with Interest thereon in the manner provided in Section 3.07 hereof.  Tenant's obligation to pay Taxes and Charges which accrue during the Term shall survive any termination of this Lease.

Section 4.04.  Impact Fees.  Tenant shall be solely responsible for and shall pay any charges in the nature of building permit fees and impact fees attributable to the construction of Improvements on the Site.  Tenant, and not Landlord, shall also be responsible for all connection charges, user fees, water meter fees, tap-on fees and/or user charges and similar fees and charges imposed with respect to any utilities serving the Premises, including any temporary utility charges in connection with the construction of Improvements by Tenant including, without limitation all Brevard County impact fees, Brevard County sewer capacity reservation fees, Brevard County commercial sewer connection charges, City of Cocoa water impact fees, and City of Cocoa South Mainland connection charges.

ARTICLE V.  NET LEASE; NON-TERMINATION

Section 5.01.  Net Lease.  This Lease is a net lease and Rent shall be paid without notice, demand (except as expressly provided herein in the case of certain Additional Rent), counterclaim, setoff, recoupment, deduction or defense and, without abatement, suspension, deferment, diminution or reduction.  It is the purpose and intent of Landlord and Tenant that Rent (where payable to Landlord) shall be absolutely net to Landlord, so that this Lease shall yield, net, to Landlord, Rent specified throughout the Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises (except the taxes of Landlord referred to in Section 4.01 hereof) which may arise and become due as specified herein during the Term shall be paid by Tenant, and that Landlord shall be indemnified and saved harmless by Tenant from and against the same.

Section 5.02.  Non-Termination.  Except as otherwise expressly provided in this Lease, this Lease shall not terminate nor shall Tenant have any right to terminate this Lease or be entitled to the abatement of any Rent hereunder or any reduction thereof, nor shall the obligations of Tenant under this Lease be otherwise affected, by reason of (a) any damage to or destruction of all or any portion of the Premises from whatever cause, (b) the prohibition, limitation or restriction of or interference with Tenant's use of all or any portion of the Premises, (c) the failure on the part of Landlord to perform or comply with any term, provision or covenant of this Lease or any other agreement to which Landlord and Tenant may be parties, (d) any claim which Tenant has or might have against Landlord, or (e) for any other cause, whether similar or dissimilar to the foregoing.  Except as otherwise expressly provided in this Lease, Tenant waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the leasehold estate in the Premises or any part thereof, and to any abatement, recoupment, suspension, deferment, diminution or reduction of Rent.

Notwithstanding the foregoing, upon the default by Landlord of any obligation in this Lease that it is required to perform or observe, then if (and only if) such default materially and adversely affects the business operations conducted by Tenant on the Premises (a "Qualifying Default"), Tenant shall have the right to terminate this Lease, provided, however, that before Tenant shall be entitled to exercise such right to terminate, Tenant shall first give Landlord the opportunity to cure such default as follows: (i) upon the occurrence of a default by Landlord that is a Qualifying Default, Tenant shall provide Landlord with written notice describing such Qualifying Default in reasonable detail and the steps to be taken by Landlord to cure such default (the "Initial Notice"); (ii) the Initial Notice shall also contain the following legend on the first page thereof: "THIS LETTER IS NOTICE UNDER SECTION 5.02 OF THE LEASE THAT A DEFAULT HAS OCCURRED WHICH ENTITLES TENANT TO TERMINATE THE LEASE UNLESS SUCH DEFAULT IS CURED"; (iii) Landlord shall have thirty (30) days following Landlord's receipt of the Initial Notice to cure such Qualifying Default, or if such Qualifying Default cannot be cured within such 30-day period, then Landlord shall have such additional time as shall be reasonably required to cure such Qualifying Default, provided that Landlord commences the cure of such Qualifying Default within the initial 30-day period and thereafter diligently pursues such cure to completion; (iv) in the event Landlord fails to cure such Qualifying Default within the time periods set forth in (iii), then Tenant shall deliver a second written notice to Landlord, which notice shall state that Tenant has elected to terminate the Lease (the "Termination Notice") due to Landlord's failure to cure the Qualifying Default identified in the Initial Notice; (v) the Termination Notice shall also contain the following legend on the first page thereof: "THIS LETTER IS NOTICE UNDER SECTION 5.02 OF THE LEASE THAT A DEFAULT HAS OCCURRED WHICH ENTITLES TENANT TO TERMINATE THE LEASE UNLESS SUCH DEFAULT IS CURED"; and (v) such termination by Tenant shall be effective ninety (90) days after Landlord has received the Termination Notice unless Landlord shall have cured the Qualifying Default identified in the Initial Notice by the end of such 90-day period, in which case the termination by Tenant shall be null and void and the Lease shall continue in full force and effect.

ARTICLE VI.  CONDITION, SUITABILITY AND USE OF THE PREMISES

Section 6.01.  Condition and Suitability of the Premises.  TENANT AGREES THAT, EXCEPT FOR LANDLORD'S SITE WORK AS PROVIDED IN SECTION 6.02 HEREOF, TENANT IS LEASING THE PREMISES, INCLUDING, WITHOUT LIMITATION, THE IMPROVEMENTS, "AS IS," AND LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO FITNESS, MERCHANTABILITY, USE OR CONDITION OF EITHER OR BOTH THE PREMISES OR THE IMPROVEMENTS.  Except as provided in Section 6.02 below with respect to Landlord's Site Work, Tenant leases the Premises without representation or warranty by Landlord, express or implied, in fact or by law, and without recourse, with respect to (a) the condition of the Premises, including, but not limited to the soil and subsurface conditions thereof, (b) the ability to use the Premises for any particular purpose, (c) access to or from the Premises, and (d) the existence or adequacy of present or future availability of any utilities to service the Premises, including, but not limited to, drainage and sewage facilities.  Tenant acknowledges that as of the date hereof cable television and telecommunications service is not available to the Site and Tenant further acknowledges that Landlord shall have no obligation to make such service available to the Site.  Tenant or its agents or employees shall have until the date which is one hundred twenty (120) days after the full execution and delivery of this Lease (the "Inspection Period") to enter upon the Premises to inspect, test, examine, survey, make test borings, soil bearing tests or other engineering tests, surveys, observations, or studies as Tenant may deem necessary, and to ascertain (i) the availability of necessary approvals of Tenant's plans for its proposed Improvements and (ii) the availability of utilities and services, zoning approvals for Tenant's intended use, and all federal, state or other local permits or licenses and approvals for the operation of Tenant's intended use.  Tenant shall be entitled to terminate this Lease upon notice in writing to Landlord at any time prior to the expiration of the Inspection Period, if Tenant shall determine that the condition of the Premises is unsatisfactory for Tenant's intended use or that any necessary utilities, services, licenses, permits or approvals are unavailable.  If Tenant does not notify Landlord in writing prior to the expiration of the Inspection Period of Tenant's election to terminate this Lease for any of the foregoing reasons, then this Lease shall remain in full force and effect, and Tenant shall have no further right to terminate this Lease under this Section 6.01. Likewise, if Tenant shall commence construction of any Improvements on the Site prior to the expiration of the Inspection Period, Tenant shall be deemed to have waived Tenant's right to terminate this Lease under this Section 6.01.

Section 6.02.  Site Preparation and Delivery of Site.  Subject to its right to reimbursement as set forth below, Landlord agrees that Landlord shall complete the following work in a good and workmanlike manner and in compliance with all applicable governmental codes, laws, ordinances, orders and regulations (collectively, "Landlord's Site Work"):

(i)

On or before June 30, 2005, Landlord shall clear and grade the Site substantially in accordance with those certain plans and specifications described on Exhibit "H" attached hereto and by reference made a part hereof (the "Grading Work").  Landlord shall compact the soil to a density of 95% standard proctor;

(ii)

On or before September 1, 2005, Landlord shall construct and install a sidewalk and landscaping at the front of the Site along Lake Andrew Drive in accordance with the requirements of the Community Declaration (the "Landscape Work");

(iii)

On or before September 1, 2005, Landlord shall construct and install deceleration lanes serving the Site and the adjacent Shopping Center in the right-of-way of Lake Andrew Drive (the "Deceleration Lane");

(iv)

Prior to the date hereof, Landlord has constructed and installed a curb cut, and approximately 40-foot long driveway and related improvements (collectively, the "Lake Andrew Drive Curb Cut"), which is located in the northwest corner of the Site and which is designed to provide access to both the Site and the adjacent Outparcel 3; and

(v)

On or before August 15, 2005, Landlord shall cause water (six-inch diameter), sanitary sewer (six-inch diameter lateral), telephone, electricity and gas utility lines to be made available to the Site either within the right-of-way of Lake Andrew Drive or within or along the driveway located east of and adjacent to the Site and depicted in the Site Plan (the "Rear Drive").

(vi)

On or before August 15, 2005, Landlord shall provide stormwater drainage structures at the property line of the Site connecting the Site to the off-site retention area serving the Shopping Center.

(vii)

On or before August 15, 2005, Landlord shall construct and install one (1) additional lane to the Rear Drive (the "Additional Lane").  As part of the Additional Lane work, Landlord will install curbs and gutters along the entire length of the Rear Drive.  Tenant acknowledges that Tenant shall be responsible for any and all curb and gutter work necessary to install the curb cuts and driveways providing access, ingress and egress from the Premises onto the Rear Drive.  Tenant acknowledges that while the Additional Lane is under construction, the Rear Drive will be temporarily closed and access, ingress and egress to the Site will not be available from the Rear Drive.

Landlord agrees that it shall deliver possession of the Site to Tenant, and Tenant agrees that it shall accept such delivery, on the date that the Landlord's Site Work described in paragraphs (i), (v) and (vi) (collectively, the "Pre-Delivery Work") is completed (the "Possession Date"), which Possession Date shall not be later that the end of the Inspection Period.  Tenant hereby acknowledges that, except for the Pre-Delivery Work, the remaining Landlord's Site Work may be completed by Landlord after the Possession Date.  Landlord shall endeavor to provide notice to Tenant ten (10) business days in advance of the anticipated Possession Date.  Tenant shall reimburse Landlord for the Grading Work, the Landscape Work, the Deceleration Lane and the Lake Andrews Drive Curb Cut (collectively, the "Reimbursable Site Work") on a per acre basis (and which shall be prorated for any partial acre) as follows:

Work Description:	Reimbursement Per Acre
Grading Work	$ 11,000.00
Landscape Work	20,000.00
Deceleration Lane	6,667.00
Lake Andrews Drive Curb Cut	1,500.00

TOTAL:	$ 39,167.00

Tenant's obligations hereunder for the Reimbursable Site Work shall constitute Additional Rent under this Lease and shall be an amount equal to the product of $39,167.00 multiplied by the number of acres (prorated for any partial acres) contained in the Site.  The payment to be made by Tenant for the Reimbursable Site Work shall be due and payable by Tenant not later than the Possession Date.

Section 6.03.  Permit Contingency.  Tenant shall have until the expiration of the Inspection Period (the "Permit Date") to obtain Tenant's building permit for the construction of Tenant's Improvements on the Site in accordance with Tenant's Plans (as hereinafter defined) which have been approved by Landlord in accordance with the provisions of Section 6.04 hereof.  Tenant agrees to submit its application for such building permit, together with such plans and other materials required to be filed in connection with such application, promptly following the approval of such Tenant's Plans, and Tenant agrees to diligently prosecute efforts to obtain such building permit.  If Tenant shall timely submit Tenant's Plans and shall timely file its application for such building permit and shall fail to obtain such permit by the Permit Date, despite diligent efforts by Tenant to obtain same, Tenant shall be entitled to terminate this Lease upon notice in writing to Landlord at any time within five (5) days after the Permit Date.  If Tenant does not notify Landlord in writing of its election to terminate this Lease as provided herein prior to the expiration of such five (5) day period, then this Lease shall remain in full force and effect, and Tenant shall have no further right to terminate this Lease under this Section 6.03.  Likewise, if Tenant shall commence construction of any Improvements on the Site prior to the Permit Date, Tenant shall be deemed to have waived Tenant's right to terminate this Lease under this Section 6.03.  Upon receipt of Tenant's notice of its election to terminate this Lease under this Section 6.03, Landlord shall have the right, but not the obligation, to notify Tenant in writing within five (5) days after Landlord's receipt of Tenant's notice terminating the Lease of its election to obtain Tenant's building permit on Tenant's behalf and at Tenant's sole cost and expense for the construction of Tenant's Improvements on the Site in accordance with Tenant's Plans.  If Landlord makes such election, Landlord shall have the right to revise Tenant's Plans in order to cause Tenant's Plans to comply with the requirements of Brevard County, Florida and this Lease shall not terminate unless Landlord notifies Tenant in writing of its election to no longer attempt to obtain Tenant's building permit.  If Landlord obtains Tenant's building permit, Tenant shall have no further right to terminate this Lease under this Section 6.03.

Section 6.04.  Construction of the Improvements.  Subject to the terms and conditions of this Lease, Tenant shall commence the construction of its Improvements on the Premises within thirty (30) days of the issuance of a building permit, provided that at all times Tenant shall diligently and continuously pursue the issuance of such building permit.  Tenant covenants and agrees that it will pursue such construction diligently until completion and that there shall be no abandonment of said construction for any period exceeding ten (10) business days, plus any extensions of said period caused by strikes, lockouts, casualty or similar causes beyond the reasonable control of Tenant.

Tenant hereby covenants and agrees that construction of the Improvements (including without limitation any future replacements, alterations, additions or modifications) shall commence only when Tenant has obtained the unqualified and unconditional approval by Landlord, pursuant to the Declaration Regarding Outparcels, and by the Declarant under the Community Declaration (which plan approval from the Declarant under the Community Declaration shall be governed by the terms of the Declaration Regarding Outparcels), of any and all preliminary and final plans and specifications (the "Tenant's Plans") relating to construction of the Improvements.  Tenant hereby agrees that it will cause Tenant's Plans to be prepared and submitted to Landlord on or before the day that is the forty-fifth (45th) day prior to the expiration of the Inspection Period.  Tenant further agrees that only one (1) building shall be constructed on the Site, the total floor area of which shall not exceed 6,000 square feet, and no building on the Site, including all architectural features of such building, shall exceed twenty-eight (28) feet in height above finished floor elevation.  Tenant further agrees that the Tenant's Plans will provide for, and Tenant will cause to be constructed and installed, as part of the Tenant Improvements, (i) one (1) driveway connection with each outparcel adjoining the Site, such driveway(s) to be located approximately eighteen (18) feet in front of the sidewalk and landscape easement along Lake Andrew Drive, and (ii) one (1) five (5) foot wide sidewalk the full width of the Site along the Rear Drive.  Upon approval of Tenant's Plans, Landlord will allocate and convey to Tenant the actual number of square feet of retail development rights required to so construct the building contemplated by Tenant's Plans pursuant to the process required therefor in Brevard County.  In no event shall Tenant be permitted to construct a building in excess of the number of square feet of retail development rights so allocated to the Site.  The Premises shall contain not less than the number of parking spaces required by applicable laws, codes, ordinances and regulations, without reduction in such number by virtue of the granting of a variance or special exception to such laws, codes, ordinances or regulations by the governmental authority having jurisdiction thereof.  All of the Improvements to be constructed by Tenant shall be installed in compliance with all applicable governmental codes, laws, ordinances, orders and regulations.  Tenant shall insure that all work shall be done in a good and workmanlike manner with first-class materials and in accordance with the Tenant's Plans.  Prior to the commencement of construction of the Improvements, Tenant shall furnish to Landlord assurance satisfactory to Landlord, that the Improvements will be completed and that all bills for work, labor and materials incurred therefor will be paid, including, in the event Landlord shall so request, payment, performance and/or completion bonds fully and properly executed in an amount not less than the total cost of construction of the Improvements.

During the course of construction of the Improvements, Tenant shall not alter, modify or amend the Tenant's Plans (except in an immaterial manner not affecting the exterior appearance of the Improvements) and shall not permit the construction to progress other than in accordance with the Tenant's Plans without first obtaining Landlord's written approval and the approval of the Declarant under the Community Declaration.  Landlord shall have the right, during the construction period, to have its representative monitor construction and report on its progress and compliance with the Tenant's Plans.  If such report shows deviations from the approved Tenant's Plans, Tenant, upon notice, shall take immediate steps, at its expense, to conform the construction to the previously approved Tenant's Plans.  Within thirty (30) days after completion of the Improvements, Tenant shall deliver to Landlord, at Tenant's expense, copies of the following items:  (a) an "as-built" survey of the Site and Improvements, certified by a registered land surveyor licensed by the State of Florida, showing the Improvements and utilities in place in relation to the boundaries of the Site; (b) an A.I.A. form architect's certificate of completion, certifying that the Improvements have been constructed and completed, specifying the particularities of any variation therefrom; (c) a final contractor's affidavit prepared in accordance with subsection 713.06(3), Florida Statutes, setting forth all unpaid bills for labor and materials furnished in connection with the work performed in connection with the Improvements and stating that all other bills for labor and materials have been paid by the contractor in full and that no lien or claim of lien may be filed, recorded or enforced for the same against Landlord or the Premises; (d) if requested by Landlord, waivers of liens with respect to the Premises executed by all subcontractors and materialmen performing work or supplying labor or materials in connection with the Improvements; and (e) a certificate of occupancy for the Premises issued by the appropriate governmental authorities.

Section 6.05.  Use of the Premises; No Abandonment.  Subject to the terms and conditions hereof, Tenant, its successors or assigns (as permitted hereunder), shall use and occupy the Premises  during the first (1st) year of the Term for conducting the business of a full service banking facility with drive-through service; and after the first (1st) year of the Term for any other lawful retail purpose (i) that is consistent with a first-class shopping center and is approved by Landlord, such approval not to be unreasonably withheld and (ii) that does not violate any (x) recorded restrictive covenants affecting the Premises as of the effective date of the desired change in use, (y) exclusive uses and prohibited uses set forth on Exhibit "I" attached hereto and made a part hereof, and (z) any then existing exclusive uses and prohibited uses imposed upon the Premises pursuant to any leases of other tenants or imposed by another occupant of the Shopping Center as of the date of the desired change in use (hereinafter referred to as the "Permitted Business").  Tenant agrees to open for the conduct of a full service banking facility with drive-through service on the Premises promptly upon completion of construction of its facility for conducting the Permitted Business, and in no event later than  the earlier of (i) the date that is the one hundred eightieth (180th) day after the commencement by Tenant of construction of the Improvements and (ii) the date that is the three hundred thirtieth (330th) day after the date of this Lease, and to thereafter continuously, actively and diligently operate the Permitted Business in the Premises during the Term.  Tenant also agrees to comply with the Rules and Regulations set forth in Exhibit "E" attached hereto.

Section 6.06.

Tenant's Exclusive Use.  Landlord covenants and agrees during the Term (subject to other provisions of this Section 6.06) Landlord shall not enter into any lease with a tenant that permits such tenant to use any portion of the property identified as Outparcel 1 in the Site Plan for a full service bank.  Landlord further covenants and agrees that Landlord will not sell Outparcel 1 to any purchaser whose primary business is the operation of a full service bank.  Notwithstanding anything contained in this Section 6.06 to the contrary, the restrictions contained in this Section 6.06 shall terminate and be null and void upon the occurrence of any of the following events:  (i) Tenant ceases to operate the Premises as a full service bank and such cessation of operations continues for a period in excess of ninety (90) days, subject to closures due to a remodeling (not to exceed 90 days) or a casualty or condemnation (not to exceed 270 days for restoration); (iii) the assignment of this Lease by Tenant or the subletting by Tenant of all or a portion of the Premises; or (iv) the termination or expiration of this Lease in accordance with the terms hereof.

Section 6.07.

Survey  Landlord shall cause a survey to be made of the Site and all permanent improvements located thereon by a Florida Registered Land Surveyor, which survey (the "Survey") shall be certified in favor of both Landlord and Tenant and which Survey shall, on or before the date that is thirty (30) days after the date of this Lease, be submitted to Tenant.  Tenant shall reimburse Landlord for the actual costs and expenses of the Survey.  Such costs and expenses shall be deemed Additional Rent under this Lease and shall be payable by Tenant within ten (10) days following demand for payment thereof.

ARTICLE VII.  COMPLIANCE WITH LAW; LIENS AND ENCUMBRANCES

Section 7.01.  Compliance with Laws.  Subject to the provisions of Section 14.01 hereof (concerning "Permitted Contests"), Tenant, at its sole cost and expense, shall comply with and cause the Premises and any and all Improvements located thereon, to comply with (a) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances or recommendations affecting the Premises or any part thereof, or the use thereof, including those which require "Repairs", as that term is defined in Section 8.01 hereof, or any structural changes in the Improvements whether or not any such statutes, laws, rules, orders, regulations, ordinances or recommendations which may hereafter be enacted involve a change of policy on the part of the governmental body enacting the same, (b) all rules, orders and regulations of the National Board of Fire Underwriters or other bodies exercising similar functions and responsibilities in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises, and (c) the requirements of all policies of public liability, fire and other insurance which at any time may be in force with respect to the Premises (all or any one of the items enumerated in this Section 7.01 hereinafter referred to as "Regulation").

Section 7.02.  Tenant's Agreement Relating to Hazardous Substances.  Tenant hereby covenants that Tenant and its agents, employees and contractors will not generate, store, use, treat or dispose of any "Hazardous Substances" (as hereinafter defined) in, on or at the Premises or any part of the Improvements, except for Hazardous Substances as are commonly legally used or stored (and in such amounts as are commonly legally used or stored) as a consequence of using the Premises for the Permitted Business, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all laws, statutes, rules, orders, regulations, ordinances and decrees concerning the use or storage of such Hazardous Substances.  Tenant further covenants that neither the Premises nor any part of the Improvements shall ever be used by Tenant or its agents, contractors or employees as a dump site or storage site (whether permanent or temporary) for any Hazardous Substances during the Term.

Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release on or from, the Premises or the Improvements of any Hazardous Substance [including, without limitation, any losses, liabilities, including without limitation strict liability, damages, injuries, expenses, including without limitation reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), any so called federal, state or local "Superfund" or "Superlien" laws, or any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, or standards of conduct concerning any Hazardous Substance].

For purposes of this Lease, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the lists of hazardous substances or wastes now or hereafter adopted by the United States Environmental Protection Agency (the "EPA") or the lists of toxic pollutants designated now or hereafter by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by CERCLA or any Superfund law or any Superlien law or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

Landlord shall have the right but not the obligation, and without limitation of Landlord's rights under this Lease, to enter onto the Premises or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Substance following receipt of any notice from any person or entity (including without limitation the EPA) asserting the existence of any Hazardous Substance in, on or at the Premises or any part thereof which, if true, could result in an order, suit or other action against Tenant and/or Landlord; provided, however, Landlord agrees that, except in the case of an emergency, Landlord will take such action only after written notice to Tenant of the alleged existence of Hazardous Substances and the failure by Tenant within a reasonable period of time following receipt of such notice to commence, or the failure by Tenant to thereafter diligently pursue to completion, the appropriate action to clean-up, remove, resolve or minimize the impact of such Hazardous Substances.  All reasonable costs and expenses incurred by Landlord in the exercise of any such rights, which costs and expenses result from the violation of the covenants and agreements of Tenant contained in the first paragraph of this Section 7.02, shall be deemed Additional Rent under this Lease and shall be payable by Tenant upon demand.

This Section 7.02 shall survive cancellation, termination or expiration of this Lease.

Section 7.03.  Liens and Encumbrances.  Subject to the provisions of Section 14.01 hereof (concerning "Permitted Contests"), Tenant shall not create or permit to be created or to remain, and, shall promptly discharge, at its sole cost and expense, any lien, encumbrance or charge (all or any one of which hereinafter referred to as "Lien") upon the Premises, or any part thereof or upon Tenant's leasehold estate created hereby that arises from the use or occupancy of the Premises by Tenant or by reason of any labor, service or material furnished or claimed to have been furnished to or for the benefit of Tenant or by reason of any construction, Repairs or demolition by or at the direction of Tenant of all or any part of the Improvements, or by reason of any Permitted Contest under Section 14.01 hereof.

Notice is hereby given that Landlord shall not be liable for the cost and expense of any labor, services or materials furnished or to be furnished with respect to the Premises at or by the direction of Tenant or anyone holding the Premises or any part thereof by, through or under Tenant and that no laborer's, mechanic's or materialman's or other lien for any such labor, service or materials shall attach to or affect the interest of Landlord in and to the Premises.  Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any improvements or Repairs to or of the Premises or any part thereof, nor as giving Tenant any right, power or authority on behalf of Landlord to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any Lien against the Premises or any part thereof.

If Tenant fails to discharge any Lien created or established in violation of Tenant's covenant herein or to comply with any Regulation as hereinabove provided, and if such failure continues for a period of fifteen (15) days after receipt by Tenant of notice of the existence of the Lien or twenty (20) days after receipt by Tenant of notice of noncompliance with any Regulation, and provided such Lien or Regulation is not being contested by Tenant pursuant to Section 14.01 hereof, Landlord, without declaring a default hereunder and without relieving Tenant of any liability hereunder, may, but shall not be obligated to, discharge or pay such Lien (either by paying the amount claimed to be due or by procuring the discharge of such Lien by deposit or by bonding proceedings) or cause compliance with such Regulation, and any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith shall constitute Additional Rent hereunder and shall be paid immediately by Tenant to Landlord upon demand by Landlord, with Interest thereon from the date of demand by Landlord.

ARTICLE VIII.  REPAIRS AND ALTERATIONS

Section 8.01.  Tenant's Maintenance and Repair.  Tenant, at all times during the Term, at its expense, shall keep the Premises, including, without limitation, the Improvements, in good order, condition and repair and in substantially the condition on the completion of construction, ordinary wear and tear excepted, and in compliance with the maintenance standards set forth in the Community Declaration and the Declaration Regarding Outparcels.  Tenant further agrees to be responsible for maintaining the landscaping surrounding Tenant's building and parking area in accordance with first-class landscape maintenance standards, including the sidewalks and all landscaping between the edge of pavement of the right-of-way of Lake Andrew Drive and the Premises, and for sweeping and cleaning the entrances to the building in addition to the parking lot, sidewalks, and other improved areas of the Premises.  Tenant will provide and maintain vermin-proof receptacles for Tenant's own use in the event refuse is temporarily stored outside of the building, and Tenant will be responsible for the removal of said refuse and will promptly and strictly comply with all health, sanitary or other laws, regulations and ordinances pertaining to the depositing and removal of such refuse from or about the Premises.  Tenant shall promptly perform such maintenance and shall promptly make or cause to be made any and all necessary or appropriate repairs, replacements, or renewals (all or any one of which herein referred to as "Repairs").  All Repairs shall be at least equal in quality and class to the original work.  The term "Repairs" includes, without limitation, all necessary repairs and replacements of the Premises (including, without limitation, the roofs, foundations, all interior and exterior walls, and all structural and non-structural portions of the buildings and other improvements), structural or otherwise, ordinary or extraordinary, foreseen and unforeseen, including but not limited to the exterior and interior windows, doors and entrances, signs, floor coverings, columns and partitions; and lighting, heating, plumbing and sewerage facilities, and air conditioning equipment.  Landlord shall not be required to make any Repairs of any kind or nature in, on or to the Premises during the Term.

Section 8.02.  Alterations.  Tenant may, at is sole cost and expense, make additions or improvements to or alterations of Improvements provided that (i) the market value and utility of the Premises and Improvements shall not be reduced by reason thereof, (ii) Tenant shall comply with the requirements and conditions of the Community Declaration and the Declaration Regarding Outparcels with regard to plan approvals for any such construction, reconstruction, addition or alteration, (iii) any such action shall be expeditiously completed in a good and workmanlike manner in compliance with all applicable laws, rules, regulations, ordinances, restrictions, insurance policies and agreements to which Tenant is a party or by which it is bound, then in effect, and (iv) Tenant shall have procured and paid for all permits and licenses required in connection therewith.  Landlord agrees to cooperate with Tenant for the purposes of securing necessary permits for any additions, improvements or alterations permitted under this Section 8.02.

ARTICLE IX.  DAMAGE AND DESTRUCTION

Section 9.01.  Notice.  In the event of any material damage to or destruction of all or any part of the Improvements, Tenant will promptly give written notice thereof to Landlord, which notice shall generally describe the nature and extent of such damage or destruction.  There shall be no abatement of or adjustment to Minimum Rent or Additional Rent under this Lease as a result of any damage or destruction.

Section 9.02.  Restoration.  In the event of any damage to or destruction of all or any part of the Improvements and whether or not the insurance proceeds on account of such damage or destruction shall be sufficient for the purpose, or in the event of any condemnation of the Premises which does not result in the termination of this Lease, and whether or not the proceeds of any award received on account of such condemnation shall be sufficient for such purpose, Tenant, at its sole cost and expense, shall promptly commence and shall thereafter diligently and continuously prosecute to completion the restoration, replacement or rebuilding of the Improvements as nearly as practicable to their value, architectural condition and character as existed immediately prior to such damage, destruction or condemnation so as to permit resumption of the use of the Premises for the Permitted Business to as nearly the same degree as possible (such restoration, replacement or rebuilding, together with any temporary repairs and property protection, are herein collectively referred to as "Restoration").

In the event damage to or destruction of a substantial portion of the Improvements occurs within the last two (2) years of the Term, Tenant shall have the right, at its election and in lieu of fulfilling its obligations under this Section 9.02, to terminate this Lease upon thirty (30) days' prior written notice to Landlord by paying to Landlord, simultaneously with such notice, a sum equal to all Rent and Additional Rent due from Tenant to Landlord to such early termination date specified by Tenant in its termination notice, together with all insurance proceeds due on account of any damage or destruction of the Premises or any part thereof less and excepting only (i) the amount actually expended by Tenant in demolishing and removing all damaged Improvements and in clearing and cleaning the surface area of the Site described in Exhibit "A" attached hereto, and (ii) insurance proceeds attributable to Tenant's furniture, trade fixtures and personal property to the extent the total insurance proceeds exceed the full insurable value of the Improvements, and by surrendering the Premises to Landlord, on or before the effective date of such termination, in a clean and sightly condition, free of any and all debris and free of damaged Improvements.  Tenant's obligation to demolish and remove damaged Improvements shall survive any termination of this Lease.

Section 9.03.  Application of Proceeds.  Except as otherwise provided in Section 9.02 hereof, insurance proceeds received on account of any damage to or destruction of the Improvements or any part thereof shall be applied to pay for the cost of Restoration.  To the extent any such proceeds shall be inadequate to pay such cost, it shall be Tenant's sole cost and obligation to pay all costs of Restoration.

ARTICLE X.  INSURANCE

Section 10.01.  Classes of Insurance.  Commencing on the date of this Lease (with regard to the insurance required by subsection [b] below) and on the date Tenant shall commence construction of any Improvements on the Site (with regard to the insurance required by subsections [a] and [c] below), and at all times thereafter through and during the Term, Tenant shall keep the Premises insured against the risks and hazards and with coverage in amounts not less than those specified as follows:

(a)

Insurance against the risks customarily included under "all-risks" policies with respect to improved properties similar to the Premises in an amount equal to the "full insurable value" (which as used herein shall mean the full replacement value, including the costs of debris removal, which amount shall be determined annually) of the Improvements.  Tenant shall be entitled to carry a deductible of up to $10,000.00 in connection with said coverage provided Tenant self-insures for the amount of the deductible.  Tenant hereby further agrees that to the extent available, Tenant will obtain an "agreed amount" endorsement with respect to such insurance so as to prevent either Landlord or Tenant from becoming a co-insurer of any loss.

(b)

Commercial general liability and property damage insurance (including, but not limited to, coverage for any construction, reconstruction or alteration by or at the instance of Tenant on or about the Premises) covering the legal liability of Tenant against all claims for any bodily injury or death of persons and for damage to or destruction of property occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways in combined single limits for both property damage and personal injury and in the minimum amount, during the period from the date of this Lease to the day immediately preceding the fifth (5th) anniversary of the Commencement Date, of Three Million and No/100 Dollars ($3,000,000.00) in connection with any single occurrence.  Tenant shall be entitled to carry a deductible of up to $10,000.00 in connection with the said coverage provided Tenant self-insures for the amount of the deductible.  Landlord may require reasonable increases from time to time to the aforesaid minimum amount of insurance coverage.

(c)

Insurance covering loss of rents resulting from the interruption of Tenant's business for a period of not less than twelve (12) months.

(d)

Notwithstanding the foregoing, the deductibles for the coverages specified in (a) and (b) above may be increased to $50,000.00 during any period in which Tenant has and continuously maintains a tangible net worth of not less than Ten Million and No/100 Dollars ($10,000,000.00).  In the event Tenant's tangible net worth is less or becomes less than Ten Million and No/100 Dollars ($10,000,000.00), the maximum deductible for the coverages specified in (a) and (b) shall be $10,000.00.

Section 10.02.  Requirements.  All insurance required under Section 10.01 hereof shall be written by companies of recognized financial standing (with a rating from Best's Insurance Reports of not less than A-/X) which are authorized to do insurance business in the State of Florida, shall name Landlord (and any successors or assigns to Landlord) as an additional insured party, shall be reasonably satisfactory to Landlord in all respects and shall expressly provide (a) an effective waiver by the insurer of all rights of subrogation against any named insured and against such insured's interest in the Premises and against any income derived therefrom, (b) that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least twenty (20) days after receipt by Landlord and Tenant of written notice thereof, and (c) that during construction, reconstruction, alteration or material remodeling of any Improvements on the Premises such policies shall be in "builder's risk" form if there would be an exclusion of coverage under Tenant's all-risks policy as a result of such construction, reconstruction, alteration or material remodeling.  A copy of each policy or of an acceptable certificate of insurance in force, issued by the insurer as provided in Section 10.01 hereof, shall be delivered to Landlord on or before the date Tenant is required to obtain the applicable insurance, and with respect to renewal or replacement policies, not less than thirty (30) days prior to expiration of the policy being renewed or replaced.  Tenant may obtain the insurance required hereunder by endorsement on its blanket insurance policies, provided that said policies fulfill the requirements of this Section 10.02, that said policies reference the Premises, and that Landlord receives satisfactory written proof of coverage.  Tenant shall permit Landlord to examine all policies evidencing the insurance required to be maintained by Tenant under this Lease.  Nothing contained in this Lease shall be construed to require Landlord to prosecute any claim against any insurer or to contest any settlement proposed by any insurer.  To the extent of the insurance or self-insurance required to be maintained by Tenant (but in no event in excess of the fullest extent permitted under applicable law), Tenant hereby releases Landlord, its agents and employees from any liability for damage to property or injury to persons, regardless of the cause of such damage or injury.

Section 10.03.  Certificates.  Within fifteen (15) days after receipt of written request from Landlord (but in no event more often than twice annually), Tenant shall deliver to Landlord a certificate addressed to Landlord, signed by Tenant, and dated within thirty (30) days prior to the delivery thereof, which (i) lists the insurers and policy numbers evidencing all the insurance then required to be maintained by Tenant hereunder, and which warrants that said insurance is in full force and effect and that such insurance and the policies evidencing the same comply with the requirements of this Lease, and (ii) states that Tenant is self-insured with respect to the risks covered by the applicable insurance then required to be maintained by Tenant (if such is the case) and certifies to Landlord that Tenant has the requisite net worth so as to permit Tenant to self-insure with respect to such risks as provided in Section 10.01 above.  In the event that Tenant fails to obtain, maintain or renew any insurance provided for in this Article X or to pay the premiums therefor, or to deliver to Landlord any of such certificates, Landlord may, but shall not be obligated to, procure such insurance, pay the premiums therefor or obtain such certificates and any costs or expenses incurred by Landlord for such purposes shall be Additional Rent hereunder and shall be immediately paid by Tenant to Landlord upon demand by Landlord, with Interest thereon from the date of demand by Landlord.

ARTICLE XI.  INDEMNIFICATION

Section 11.01.  Indemnification.  Tenant covenants and agrees to pay, defend, indemnify and save harmless Landlord from and against any and all liability, loss, damage, cost, expense (including without limitation all attorneys' fees and expenses of Landlord), causes of action, suits, claims, demands or judgments of any nature whatsoever based upon, arising from or connected in any manner with (a) injury to or the death of any person or damage to any property occurring on the Premises, (b) the use, non-use, condition, possession, construction, operation, maintenance, management or occupation of the Premises or any part thereof, (c) any negligence or intentional misconduct on the part of Tenant or its agents, contractors, servants, employees, licensees or invitees, or (d) the violation by Tenant of any term, condition or covenant of this Lease, the Community Declaration, the Declaration Regarding Outparcels, the Access Easement, the Driveway Easement or of any contract, agreement, restriction, or Regulation affecting the Premises or any part thereof or the ownership, occupancy or use thereof.  If any action or proceeding should be brought against Landlord based upon any such claim and if Tenant, upon notice from Landlord, shall cause such action or proceeding to be defended at Tenant's expense by counsel reasonably satisfactory to Landlord, without any disclaimer of liability by Tenant in connection with such claim, Tenant shall not be required to indemnify Landlord for attorneys' fees and expenses in connection with such action or proceeding.  The agreement of indemnification set forth in this Section 11.01 shall not extend to claims for damages arising out of bodily injury to persons or damage to property caused by or resulting from the sole negligence of Landlord, its agents or employees, unless such claims are covered by the insurance required to be maintained by Tenant hereunder or would be covered by such insurance had Tenant not elected to self-insure pursuant to Section 10.01 hereof.  The obligations of Tenant under this Section 11.01 shall commence to accrue on the date Tenant or its agents, contractors or employees shall first go onto the Premises to inspect or test same or perform work thereon and shall end on the expiration or earlier termination of this Lease (but shall remain in effect during any holdover period); provided, however, that Tenant's obligations under this Section 11.01 shall survive the expiration or termination of this Lease to the extent that any liability asserted subsequent to the expiration or termination of this Lease is alleged to have originated during the period that the obligations of Tenant under this Section 11.01 are in effect.

ARTICLE XII.  OWNERSHIP OF IMPROVEMENTS

Section 12.01.  Title to Improvements.  Title to the Improvements constructed by Tenant shall, during the Term, be in Tenant, but notwithstanding such title, the terms and conditions of this Lease shall govern the construction, use, and operation of the Improvements and the exercise of Tenant's rights with respect thereto; and Tenant's right, title, interest, and estate in and to the Improvements shall not be separable from the leasehold estate granted Tenant hereunder.  Upon the termination or expiration of this Lease, title to all Improvements (other than trade fixtures) shall vest in and become the full and absolute property of Landlord without need of any further action being taken by Tenant or Landlord, and Tenant shall immediately surrender possession of the Improvements upon such termination or expiration as provided in Section 12.02 hereof.  The value or cost of the Improvements constructed by Tenant shall not in any way constitute a substitute for or a credit against any obligation of Tenant under this Lease to pay Rent or Additional Rent.

Section 12.02.  Surrender.  Upon any termination of this Lease, Tenant shall peaceably quit and surrender the Premises, and any and all built-in or attached machinery and equipment (other than trade fixtures) constructed, installed or placed by Tenant thereon, to Landlord in good order and condition, ordinary wear and tear excepted.  In the event Tenant is not then in default under this Lease, Tenant shall have the right upon a termination of this Lease to remove from the Premises all furniture, inventory, trade fixtures, signs (but not any pylon or monument) or other personal property of Tenant; provided, however, that Tenant shall repair, at its sole cost and expense, any damage to the Premises or to the Improvements caused by such removal.  In no event shall any built-in or attached machinery and equipment (other than trade fixtures) used in and necessary to the operation of the Improvements be removed by Tenant unless same is promptly replaced with comparable or better such machinery or equipment or unless same is damaged and is removed by Tenant pursuant to Section 9.02 hereof.

ARTICLE XIII.  ASSIGNMENT AND SUBLETTING; NON-SUBORDINATION TO LEASEHOLD MORTGAGING

Section 13.01.  Assignment and Subletting; Prior Consent.  Except as herein provided, neither this Lease nor the interest of Tenant in this Lease or in the Premises, or any part thereof, shall be sold, assigned or otherwise transferred by Tenant, whether by operation of law or otherwise, and the Premises shall not be sublet in whole or in part, without the express prior written consent of Landlord.  Except as provided in Section 13.02 hereof, neither this Lease nor the interest of Tenant in this Lease or in the Premises, or any part thereof, shall be mortgaged, pledged or hypothecated by Tenant without the express prior written consent of Landlord.

The transfer of any voting capital stock of Tenant or the voting capital stock of any corporate entity which directly or indirectly controls Tenant or any interest in any non-corporate entity which directly or indirectly controls Tenant, which transfer results in a change in the direct or indirect voting control of Tenant (whether such transfer occurs at one time or at intervals so that, in the aggregate, such a transfer shall have occurred) shall be deemed to be an assignment prohibited by the provisions of this Section 13.01.  The preceding sentence shall not apply to, and Tenant shall not be in default under this Section 13.01 as a result of, an offering of voting stock to the public pursuant to a registered securities offering, the transfer of voting stock on a national securities exchange or through the NASDAQ national market system, the transfer of voting stock to Tenant's employees pursuant to a bona fide employee stock ownership plan or other bona fide arrangement with one or more employees, or any transfer of Tenant's voting stock by gift, bequest or inheritance.

Should Tenant desire to assign this Lease or any right or interest herein (including, without limitation, in connection with any mortgage, pledge or encumbrance of Tenant's interest herein as security for a debt) or sublet the Premises or any part thereof and such assignment or sublease requires Landlord's prior consent hereunder, Tenant shall give Landlord written notice of such desire, which notice shall contain (i) the name and address of the proposed subtenant or assignee and its form of organization, (ii) information regarding the experience of such proposed subtenant or assignee in operating a full service banking facility (or the proposed permitted use), (iii) the material terms and conditions of the proposed sublease or assignment (including, without limitation, the financial terms of such proposed subletting or assignment and the proposed commencement date of the proposed sublease or assignment and the term of any proposed sublease), (iv) financial statements for the three (3) most recently completed fiscal years of the proposed sublessee or assignee and such other financial information as Landlord shall reasonably request (or if the proposed sublessee or assignee has not been extant for at least three [3] years, such financial statements as are available), and (v) a description of any proposed remodeling or renovation to the exterior of the Improvements to be conducted by the proposed assignee or subtenant, together with the request that Landlord approve such assignment or sublease (which request shall contain a statement that in the event the proposed sublease or assignment is not approved or disapproved by Landlord in writing to Tenant within thirty [30] days following receipt of such request, the proposed sublease or assignment shall be deemed approved).  Landlord shall have a period of thirty (30) days following receipt of such written notice within which to notify Tenant in writing that Landlord elects either (a) to deny Tenant the right to consummate such sublease or assignment or (b) permit Tenant to assign this Lease or sublet the Premises.  The failure of Landlord to notify Tenant in writing of such election within the thirty (30) day period described above shall be deemed approval of such proposed assignment or sublease.  Tenant acknowledges that, except as herein provided with respect to assignments which shall not require the prior written consent of Landlord, the consent or approval of Landlord to any such proposed assignment shall be granted or withheld by Landlord in its sole discretion.

If Landlord shall consent to any assignment or subletting, then Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium" (as hereinafter defined).  In the event of a subletting, "Transfer Premium" shall mean all Base Rent, Additional Rent, or other consideration received by Tenant from such subtenant or paid on behalf of Tenant in connection with the subletting in excess of the Rent, Additional Rent and other sums payable by Tenant under this Lease during the term of the sublease, less the costs incurred by Tenant to secure the sublease, including, without limitation, reasonable attorney's fees, reasonable brokerage commissions, rent concessions and alterations to the Premises, if any, in connection with the subletting.  In the event of any assignment, "Transfer Premium" shall mean the amounts received by Tenant for the leasehold value under this Lease, less the costs incurred by Tenant to secure the assignment, including, without limitation, attorneys' fees, brokerage commissions, rent concessions and alterations to the Premises, if any, in connection with the assignment.  If part of the Transfer Premium shall be payable by the assignee or subtenant other than in cash, then Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.

Any consent given by Landlord to any sale, assignment, mortgage, pledge, hypothecation or other transfer or subletting shall apply only to the specific transaction thereby authorized and shall not relieve Tenant or any approved successor of Tenant from the requirement of obtaining the prior written consent of Landlord to any further transfer or subletting.  No consent by Landlord to any assignment of this Lease or of Tenant's interest under this Lease or in the Premises, or any part thereof, or to any sublease shall be effective unless and until there shall have been delivered to Landlord a written agreement, in a form reasonably acceptable to Landlord, executed by Tenant and the proposed assignee or subtenant, as the case may be, wherein and whereby any assignee legally binds itself to pay the Rent and Additional Rent due under this Lease and to observe and perform all of the other terms, conditions and provisions of this Lease on the part of Tenant to be observed or performed, and any subtenant acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such subtenant agrees to recognize and attorn to Landlord in the event that Landlord elects to continue such sublease.

Any person who shall, by operation of law or otherwise, become an assignee of this Lease or become vested with a leasehold interest hereunder shall be bound by and be liable upon all the terms, covenants, provisions and conditions contained in this Lease during the Term, whether or not of the nature of covenants ordinarily running with the land, but neither Tenant nor any subsequent Tenant whose interest is assigned or divested shall be relieved of liability hereunder other than by an express release from liability executed in writing by Landlord.  Likewise, no course of dealing with any assignee, any other party vested with a leasehold interest hereunder, or any sublessee shall release or relieve Tenant from liability under this Lease.

Notwithstanding the provisions above to the contrary, Tenant shall have the right, upon prior notice to Landlord, but without Landlord's prior written consent, to assign this Lease to any parent corporation of which Tenant is a direct or indirect wholly-owned subsidiary, to any direct or indirect wholly-owned subsidiary of Tenant, to any wholly-owned subsidiary of any parent corporation of which Tenant is a direct or indirect wholly-owned subsidiary, or to any entity which directly or indirectly, through one (1) or more intermediaries, controls or is controlled by or is under common control with Tenant, provided that (i) no such assignment shall be deemed to release Tenant from its obligation to observe and perform all of the terms, covenants and provisions on Tenant's part to be observed and performed under this Lease; and (ii) any assignee must execute and deliver to Landlord a written assumption agreement for the benefit of Landlord, in a form reasonably acceptable to Landlord, whereby such assignee legally binds itself to pay the Rent and Additional Rent due under this Lease and to observe and perform all of the other terms, conditions and provisions of this Lease on the part of Tenant to be observed or performed. and (iii) the operation of the Premises by any such assignee shall be as a full service banking business essentially the same as that being operated by Tenant including the name of the full service banking business then being used by Tenant.  "Control" as used in this paragraph means, with respect to a corporation, the right to exercise more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to an entity that is not a corporation, both the ownership, directly or indirectly, of more than fifty percent (50%) of the controlled entity and the possession of the power to direct or cause the direction of the management and policies of the controlled entity.

Also notwithstanding the provisions above to the contrary, Tenant shall have the right to assign this Lease without the consent of Landlord but with prior notice to Landlord, (i) to any corporation pursuant to a deemed assignment resulting from a merger, consolidation, or share exchange in which Tenant is not the surviving corporation so long as the corporation into which Tenant is merged or consolidated or the corporation surviving such share exchange has a tangible net worth after such combination, at least equal to the net worth of Tenant prior to such combination; or (ii) to any person who purchases all or substantially all of Tenant's assets provided such person shall have a tangible net worth both before and after such acquisition equal or exceeding the tangible net worth of Tenant on the date of this Lease; provided, however, that as a condition to any such assignment of this Lease without the consent of Landlord, the assignee properly executes and delivers to Landlord a written assumption agreement for the benefit of Landlord, in a form reasonably acceptable to Landlord, whereby such assignee legally binds itself to pay the Rent due under this Lease and to observe and perform all of the other terms, conditions and provisions of this Lease on the part of Tenant to be observed or performed.  Tenant covenants that it will not effect a merger, consolidation or share exchange in which Tenant is not the surviving corporation or sell or otherwise dispose of all or substantially all of its assets unless there shall be compliance with all of the foregoing provisions of this paragraph and unless the written assumption agreement referred to in this paragraph shall have been delivered to Landlord.

Tenant and Landlord agree that the specific dollar amount[s] set forth in the preceding paragraph of this Section shall be adjusted on each anniversary of the Commencement Date to the amount equal to the original dollar amount multiplied by a fraction, the numerator of which is the Consumer Price Index for the month which is three (3) months prior to the applicable such anniversary and the denominator of which is the Consumer Price Index for the month that this Lease is fully executed and delivered.  The term "Consumer Price Index" shall mean the Consumer Price Index for all Urban Consumers (U.S. City Average; Base 1982-84 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor.  If the Bureau of Labor Statistics should discontinue the publication of the Consumer Price Index, then Landlord and Tenant shall adopt a substitute index or substitute procedure which reasonably reflects and monitors consumer prices.  As evidence and proof of the net worth of the proposed assignee as provided in the preceding paragraph of this Section, Tenant shall provide Landlord with recent certified financial statements of such assignee at least fifteen (15) days prior to the effective date of such assignment.  Financial statements of such assignee must be certified (without material qualification) by a national or regional firm of certified public accountants as having been prepared in accordance with generally accepted accounting principles and as presenting fairly the financial condition of such assignee.  Such audited financial statements shall be prepared as of a date not more than fifteen (15) months prior to the date of delivery of the same to Landlord; provided, however, that if such financial statements have been prepared as of a date more than six (6) months prior to such date of delivery, they shall be accompanied by unaudited financial statements of such assignee prepared as of a date not more than sixty (60) days prior to such date of delivery and certified by the chief financial officer (or comparable person) of such assignee as having been prepared in accordance with generally accepted accounting principles and as presenting fairly the financial condition of such assignee.

Section 13.02.  Leasehold Mortgaging.  Landlord's right, title and interest herein and in the Premises shall not be subordinated to the lien, priority and security title of any encumbrance of this Lease or the interest of Tenant hereunder as security for any indebtedness Tenant may incur, whether by deed to secure debt, mortgage, deed of trust or other security instrument (all or any one of which hereinafter referred to as "Leasehold Mortgage" and the owner or owners or holder or holders of all or any of which hereinafter referred to as "Leasehold Mortgagee"), and Landlord's right to receive Rent and Additional Rent hereunder shall have priority over any rights of any Leasehold Mortgagee.

Subject to the provisions contained in this Section 13.02, Tenant shall have the right to convey Tenant's interest under this Lease to a bank, trust or insurance company, pension fund, college or university, or other institutional lender as collateral for a Leasehold Mortgage.  No Leasehold Mortgage shall be binding upon Landlord with respect to the enforcement of the rights and remedies contained herein and provided by law for the benefit of any Leasehold Mortgagee unless and until an executed counterpart of such Leasehold Mortgage shall have first been delivered to Landlord, notwithstanding any other form of notice to Landlord, actual or constructive.

If Landlord shall have received from Tenant or from a Leasehold Mortgagee, prior to any Event of Default hereunder, written notice in the manner provided in Section 18.10 hereof, specifying the name and address of such Leasehold Mortgagee and requesting that Landlord give to such Leasehold Mortgagee a copy of each notice of default by Tenant at the same time as and whenever any such notice of default shall thereafter be given by Landlord to Tenant, then Landlord shall comply with such request by giving such notice, addressed to such Leasehold Mortgagee at the address last furnished to Landlord.  Landlord shall accept performance by any Leasehold Mortgagee of any covenant, condition or agreement on Tenant's part to be performed hereunder with the same force and effect as though performed by Tenant, if, at the time of such performance (or prior thereto), Landlord shall be (or shall have been) furnished with evidence reasonably satisfactory to Landlord of the interest in this Lease claimed by the Leasehold Mortgagee tendering such performance.

In case of termination of this Lease by reason of the happening of any Event of Default, Landlord shall give notice thereof to any Leasehold Mortgagee who shall have notified Landlord of its name and address pursuant to this Section 13.02, which notice shall be addressed to such Leasehold Mortgagee at the address last furnished to Landlord.  If within ten (10) days after the giving of such notice, such Leasehold Mortgagee shall pay, or assume the payment of, all Rent and Additional Rent and any and all other sums due and payable by Tenant hereunder, as of the date of such termination, together with an amount of money equal to the amount which, but for such termination, would have become due and payable under this Lease, Landlord shall, upon the written request of such Leasehold Mortgagee made any time within sixty (60) days from the date of notice given to the Leasehold Mortgagee of such termination, execute and deliver a new lease of the Premises to such Leasehold Mortgagee for the remainder of the Term, upon the same terms, covenants, conditions, limitations and agreements herein contained, including without limitation the covenants for Rent and Additional Rent, but subject to the rights, if any, of parties then in possession (actual or constructive) of all or any part of the Premises; provided, however, that such Leasehold Mortgagee shall have paid to Landlord all Rent, Additional Rent and other charges due under this Lease up to and including the date of the commencement of the term of such new lease, together with all expenses, including attorneys' fees, incident to the execution and delivery of such new lease, and that nothing contained herein shall be deemed to impose any obligation on the part of Landlord to deliver physical possession of the Premises to such Leasehold Mortgagee.

Landlord agrees, for the benefit of any Leasehold Mortgagee who shall become entitled to notice as provided in this Section 13.02, that Landlord will not give or serve any notice of termination of this Lease upon Tenant pursuant to Section 15.02 hereof, if within ten (10) days after the receipt by such Leasehold Mortgagee of written notice of the particular Event of Default, such Leasehold Mortgagee shall have served upon Landlord notice of the intention of such Leasehold Mortgagee either to acquire Tenant's interest in the Premises by foreclosure of its Leasehold Mortgage and to effect thereby the removal of Tenant from the Premises in the case of an Event of Default not susceptible of being cured by such Leasehold Mortgagee, or to secure the appointment of a receiver or otherwise obtain possession of the Premises and cure such default in the case of an Event of Default which requires entry upon the Premises by such Leasehold Mortgagee in order to cure the same; provided, however, that such Leasehold Mortgagee shall pay all Rent and Additional Rent then due and shall diligently pursue and prosecute the intention as expressed in such notice to Landlord, and such notice of intention incorporates an assumption by such Leasehold Mortgagee of all of the obligations of Tenant under this Lease susceptible of being performed by such Leasehold Mortgagee during such forbearance, including, but not limited to, the obligation to pay all Rent and Additional Rent and all other charges then due or to become due during such forbearance, a covenant by such Leasehold Mortgagee that the net subrental proceeds collected by any receiver or mortgagee in possession shall inure to the benefit of and be paid to Landlord unless such Leasehold Mortgagee cures all such defaults, whereupon all such net subrental proceeds shall be paid to such Leasehold Mortgagee, and an indemnification by such Leasehold Mortgagee in favor of Landlord which shall hold Landlord harmless from and against any liability, loss and expense occasioned by or arising out of such forbearance notwithstanding any notice to Landlord of discontinuance of proceedings or relinquishment of possession by such Leasehold Mortgagee.

Notwithstanding anything to the contrary in the immediately preceding paragraph concerning Landlord's forbearance, Landlord shall not be precluded from exercising any rights or remedies under this Lease with respect to any other default by Tenant during any such period of forbearance.

No Leasehold Mortgagee or purchaser at foreclosure shall be entitled to become the owner of Tenant's interest in this Lease unless such Leasehold Mortgagee or purchaser shall first have delivered to Landlord an assumption agreement, executed in recordable form, wherein and whereby such Leasehold Mortgagee or purchaser (i) assumes the performance of all the terms, covenants and conditions of this Lease and expressly confirms that the same are in full force and effect, and (ii) agrees to operate the Premises for the Permitted Business.

If any Leasehold Mortgagee shall acquire title to Tenant's interest in this Lease, by foreclosure, assignment in lieu of foreclosure or otherwise, such Leasehold Mortgagee may only assign such lease in accordance with the provisions of Section 13.01 hereof and such Leasehold Mortgagee shall thereupon be released from any further liability for the performance or observance of the covenants and conditions under this Lease contained on the Tenant's part to be performed and observed after the date of such assignment, provided, further, that the assignee from such Leasehold Mortgagee shall have expressly assumed in writing for the benefit of Landlord all of the obligations of Tenant under this Lease.

ARTICLE XIV.  RIGHT TO CONTEST

Section 14.01.  Permitted Contests.  Tenant, at its sole cost and expense, may contest by appropriate legal proceedings conducted in good faith and with due diligence (individually, a "Permitted Contest", any two or more, collectively, "Permitted Contests") the amount, validity or application, in whole or in part, of any Taxes or Charges referred to in Section 4.01 and Section 4.02 hereof, any Regulation referred to in Section 7.01 hereof or any Lien referred to in Section 7.03 hereof; provided, however, that (a) Tenant shall give Landlord prior written notice of each such contest, (b) Tenant shall first make all contested payments (under protest if it desires) unless such proceeding shall suspend the collection thereof from Landlord and from Rent under this Lease or from the Premises, (c) no part of the Premises or any interest therein or the Rent under this Lease shall be subjected thereby to sale, forfeiture, foreclosure or interference, (d) such contest shall not cause Landlord to be in default under or violate the terms of the Community Declaration, (e) Landlord shall not be exposed thereby to any civil or criminal liability for failure to comply with any Regulation and the Premises shall not be subject to the imposition of any Lien as a result of such failure, and (f) Tenant shall have furnished any security required in such proceeding or under this Lease or reasonably requested by Landlord to ensure payment of any Taxes, Charges, Lien or compliance with any Regulation.  Tenant agrees that it shall pay, and save Landlord harmless from and against, any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any Permitted Contest and that, promptly after the final determination of every Permitted Contest, Tenant shall fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein, together with all penalties, fines, interest, costs and expenses resulting therefrom and shall promptly comply with any Regulation under which compliance is required therein.

ARTICLE XV.  DEFAULT

Section 15.01.  Events of Default.  The occurrence of any of the following acts, events or conditions, notwithstanding the pendency of any proceeding which has or might have the effect of preventing Tenant from complying with the terms, conditions or covenants of this Lease, shall constitute an "Event of Default" under this Lease:

(a)

The Rent payable under this Lease is not paid when due and such failure shall continue for five (5) days after written notice of such failure of payment; provided, however, such notice and such grace period shall be required to be provided by Landlord and shall be accorded Tenant, if necessary, only two (2) times during any twelve (12) consecutive month period of the Term, and an Event of Default shall be deemed to have immediately occurred upon the third (3rd) failure by Tenant to make a timely payment as aforesaid within any twelve (12) consecutive month period of the Term, it being intended by the parties hereto that such notice and such grace period shall protect against infrequent unforeseen clerical errors beyond the control of Tenant, and shall not protect against Tenant's lack of diligence or planning in connection with its obligations to make timely payment of Minimum Rent, Additional Rent and other amounts due hereunder;

(b)

The failure or refusal of Tenant, at any time during the Term, to fulfill or perform any other covenant, agreement or obligation of Tenant hereunder if such failure or refusal shall continue without correction for a period of thirty (30) consecutive calendar days from and after notice thereof to Tenant, provided that if such covenant, agreement or obligation shall be of such nature that it can be fulfilled or performed and if Tenant in good faith commences to fulfill or perform same within said thirty (30) day period, but due to the nature of same it could not be reasonably fulfilled or performed within said thirty (30) day period exercising due diligence, Tenant shall have an additional, reasonable period of time, not to exceed sixty (60) days, to cure such Event of Default if Tenant is then diligently pursuing the fulfillment or performance of the covenant, agreement or obligation and shall thereafter continuously and diligently proceed therewith until completion;

(c)

The initiation of any proceeding whereupon the estate or interest of Tenant in the Premises, or any portion thereof, or in this Lease is levied upon or attached if such proceeding is not vacated, discharged or bonded within thirty (30) days after the date of such levy or attachment;

(d)

The entry of any decree or order for relief by a court having jurisdiction in the Premises in respect of Tenant or any guarantor of or surety with respect to Tenant's obligations ("Guarantor") in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any Guarantor or for any substantial part of the assets of Tenant or any Guarantor, or the entry of any decree or order with respect to winding-up or liquidation of the affairs of Tenant or any Guarantor, if any such decree or order continues unstayed and in effect for a period of sixty (60) consecutive days;

(e)

The commencement by Tenant or any Guarantor of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by Tenant or any Guarantor to the appointment of or possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or any Guarantor or for any substantial part of the assets of Tenant or such Guarantor, or any assignment made by Tenant or any Guarantor for the benefit of creditors; or

(f)

Any attempt by Tenant to make any sale, assignment, mortgage, pledge, hypothecation or other transfer of this Lease or any interest of Tenant hereunder or in the Premises or to sublet the Premises without full compliance with any and all requirements therefor set forth in Section 13.01 of this Lease.

Section 15.02.  Remedies.  Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

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Landlord, with or without terminating this Lease, may perform, correct or repair any condition which shall constitute a failure on Tenant's part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease, and Landlord may reenter the Premises for such purposes, and Tenant shall fully reimburse and compensate Landlord on demand for all costs and expenses incurred by Landlord in such performance, correction or repair, including, without limitation, accrued interest as provided in the next sentence.  All sums so expended to cure Tenant's default shall accrue Interest from the date of demand until date of payment at the rate specified in Section 3.07 hereof.

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Landlord, with or without terminating this Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the Premises and thereupon Tenant shall vacate the Premises and remove therefrom all property thereon belonging to or placed on the Premises by, at the direction of, or with consent of Tenant within three (3) business days of receipt by Tenant of such notice from Landlord, whereupon Landlord shall have the right to reenter and take possession of the Premises.  Any such demand, reentry and taking possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

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Landlord, with or without terminating this Lease, may immediately or at any time thereafter reenter the Premises and remove therefrom Tenant and all property belonging to or placed on the Premises by, at the direction of, or with consent of Tenant.  Any such reentry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

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Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term), at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations, redecorations or repairs to the Premises which it may deem reasonably necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting including but not limited to the reasonable cost of any such alterations, redecorations and repairs made to the Premises, reasonable attorneys' fees, reasonable brokerage commissions and lease assumptions; and if this Lease shall not have been terminated, Tenant shall continue to pay all Rent due hereunder, including all Minimum Rent, Additional Rent and all other charges due under this Lease up to and including, without limitation, the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the Term the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the Rent payable under this Lease, including all Minimum Rent, Additional Rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the Minimum Rent and Additional Rent reserved herein.

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Subject to Section 13.02 hereof, Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination.  Upon such termination, Landlord shall recover from Tenant all damages Landlord may suffer by reason of such termination, all arrearages in Rent, including all Minimum Rent, Additional Rent, and all other charges due under this Lease, the cost (including, without limitation, court costs and attorneys' fees) of recovering possession of the Premises, the cost of any alteration or redecoration of or repair to the Premises and Improvements which is necessary or proper to prepare the same for reletting and, in addition thereto, Landlord may declare to be due and payable immediately, the then present value (calculated with a discount factor of eight percent [8%] per annum) of the difference between (x) the entire amount of Rent, including all Minimum Rent, Additional Rent and other charges, which in Landlord's reasonable determination would become due and payable during the remainder of the Term (in the absence of the termination of this Lease), and (y) the then fair market rental value of the Premises for the reminder of the Term.  Upon the acceleration of such amounts, Tenant agrees to pay the same at once, in addition to all Rent theretofore due; provided, however, that such payment shall not constitute a penalty or forfeiture, but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

Section 15.03.  Reentry by Landlord.  If Landlord reenters the Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such reentry or termination by Landlord.  Tenant shall and does hereby agree to indemnify and hold Landlord harmless from any loss, cost (including, without limitation, court costs and attorneys' fees), or damages suffered by Landlord by reason of such reentry or termination.  No such reentry or termination shall be considered or construed to be a forcible entry.  No reentry or taking possession of the Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease.

Section 15.04.  General.  No course of dealing between Landlord and Tenant or any failure or delay on the part of Landlord in exercising any rights of Landlord under Section 15.02 hereof or under any other provisions of this Lease shall operate as a waiver of any rights of Landlord hereunder, at law or in equity or under any other provisions of this Lease, nor shall any waiver of an Event of Default on one occasion operate as a waiver of any subsequent Event of Default or of any other Event of Default.  No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated.  The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided.  All remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.

Section 15.05.  Landlord's Lien on Personalty.  Any provision contained in Section 12.01 hereof or elsewhere in this Lease to the contrary notwithstanding, and in addition to and not in lieu of any other right, power or remedy of Landlord provided in this Lease, upon any Event of Default and for so long as such Event of Default continues uncured, and whether or not this Lease shall have been terminated pursuant to Section 15.02 hereof, to the fullest extent permitted by law, Landlord shall have, and shall be deemed to have, and is hereby granted by Tenant a prior lien upon and security title in and to all of Tenant's right, title and interest in and to all improvements, machinery, equipment and personalty of any kind or nature whatsoever now or hereafter constructed, installed or placed by Tenant upon the Premises, and all articles in replacement or substitution therefor, and none of the same shall be removed from the Premises by Tenant or by any other person without the prior written consent of Landlord.  Upon request by Landlord, Tenant shall promptly execute and deliver such other instruments or writings as may be necessary or desirable to secure to Landlord all of Tenant's right, title, interest in and to all improvements, machinery, equipment and personalty.

ARTICLE XVI.  CONDEMNATION

Section 16.01.  Total Condemnation.  If, during the Term, all or such portion of the Premises as renders the remaining portion thereof to be of substantially no commercial value for the conduct of the Permitted Business, is condemned or taken by the United States or any other legal entity having the power of eminent domain with respect thereto, this Lease shall terminate as of the date that title to the Premises or portion thereof vests in such condemning authority; provided, however, that such termination shall not benefit such condemning authority and shall be without prejudice to the rights of either Landlord or Tenant to recover just and adequate compensation from the condemning authority.

Section 16.02.  Partial Condemnation.  If, during the Term, any portion of the Premises is condemned or taken by the United States or any other legal entity having the power of eminent domain with respect thereto and the remaining portion of the Premises is of some commercial value for the conduct of the Permitted Business (as reasonably determined by Tenant), then Tenant shall forthwith cause the Improvements to be restored, by effecting Restoration as provided in Section 9.02 hereof, to as nearly the same architectural condition as that which existed prior to such taking.  Tenant shall not be entitled to an abatement of Rent or Additional Rent during any such period of Restoration.  Upon the date of completion of such Restoration, and not before, Minimum Rent shall be reduced in proportion to the square footage of the Site existing prior to such taking compared to the square footage of the Site that exists following such taking; provided, however, there shall be no reduction whatsoever in Minimum Rent in the event of a taking if such taking shall not adversely affect the business operations of Tenant at the Premises, including takings which are limited to landscape or buffer areas and other takings which do not involve the building or reduce the parking on the Site.  In the event such partial condemnation occurs within the last two (2) years of the Term, Tenant shall have the right, at its election and in lieu of fulfilling its obligations under this Section 16.02, to terminate this Lease upon thirty (30) days prior written notice to Landlord and satisfaction of the following conditions: (a) by paying to Landlord, on the effective date of such termination, a sum equal to all Minimum Rent and Additional Rent due from Tenant to Landlord to such date; (b) by releasing to Landlord all of the right and interest of Tenant in and to any condemnation award made in connection with such condemnation proceeding; and (c) by surrendering the Premises to Landlord on the effective date of such termination in a clean and sightly condition, free of any and all debris.

Section 16.03.  Awards.  Landlord and Tenant hereby agree to petition the court in any condemnation proceeding to make separate awards to Landlord and Tenant, if said separate awards are not prohibited by law.  In the event such court is prohibited by law from making separate awards to Landlord and Tenant or declines to do so and if this Lease is terminated as provided herein, the award shall be divided between Landlord and Tenant so that each party shall receive that portion of the award which bears the same proportion of the total award as the value of such party's interests in the Premises bears to the total value of all interests in the Premises.  The value of Landlord's interests shall include the value of the land; the value of Landlord's interest in this Lease had the Premises not been condemned, including the right to receive payment of all Rent required to be paid by Tenant to Landlord hereunder for the remainder of the Term; and the value of Landlord's residual right to the Improvements upon termination of this Lease.  The value of the Tenant's interests shall include the value of the Improvements reduced by the value of Landlord's reversionary interest therein.

In the event such court is prohibited by law from making separate awards to Landlord and Tenant or declines to do so and this Lease is not terminated as provided for herein, the award shall be divided between Landlord and Tenant as follows:  Landlord shall receive such portion of the award as shall represent the value of the part of the land so taken; Tenant shall receive such portion of the award as shall represent the value of the Improvements so taken and shall apply such portion of the award to the costs of Restoration as provided in Section 9.02 hereof; and if there shall remain any balance of the award after Restoration as aforesaid, said balance shall belong to Landlord.

Section 16.04.  General.  Notwithstanding anything contained in this Lease to the contrary, neither Landlord nor Tenant shall be prohibited from introducing into any condemnation proceeding or proceedings with respect to the Premises such appraisals or other estimates of value, loss and/or damage as each may in its discretion determine.  Tenant shall be entitled to claim in any condemnation proceedings such award as may be allowed for relocation costs or other consequential damages, but only to the extent that the same shall not reduce, and shall be in addition to, the award for the land and Improvements.

ARTICLE XVII.  BROKERAGE PROVISIONS

Section 17.01.  Brokers.  Landlord and Tenant represent and warrant that no broker, commission agent, real estate agent or salesman has participated in the negotiation of this Lease, its procurement or in the procurement of Landlord or Tenant except Southcoast Incorporated ("Broker"), whose fees and commissions shall be paid by Landlord pursuant to separate agreements between Landlord and Broker.  No other person, firm, corporation or other entity is or shall be entitled to the payment of any fee, commission, compensation or other form of remuneration in connection herewith in any manner.  Landlord shall and does hereby indemnify and agree to hold Tenant harmless from and against any claims, demands, actions and judgments of any and all brokers, agents and other intermediaries (other than Broker) alleging a commission, fee or other payment to be owing by reason of Landlord's dealings, negotiations or communications in connection with this Lease or the demise of the Premises.  Likewise, Tenant shall and does hereby indemnify and agree to hold Landlord harmless from and against any claims, demands, actions and judgments of any and all brokers, agents and other intermediaries (other than Broker) alleging a commission, fee or other payment to be owing by reason of Tenant's dealings, negotiations or communications in connection with this Lease or the demise of the Premises.  The terms of this Section 17.01 shall survive any termination of this Lease.

ARTICLE XVIII.  MISCELLANEOUS

Section 18.01.  No Waiver.  Failure of Landlord or Tenant to insist upon the strict performance by the other party of any term, condition or covenant on such other party's part to be performed pursuant to the terms of this Lease or to exercise any option, right, power, or remedy contained in this Lease shall not be or be deemed to be a waiver of such performance or relinquishment of such right now or at any time subsequent hereto.  The receipt by Landlord of any Rent required to be paid by Tenant hereunder with knowledge of any Event of Default by Tenant shall not be or be deemed to be a waiver of such Event of Default.  No waiver by Landlord or Tenant of any provision of this Lease shall be or be deemed to have been made unless expressed in writing and signed by Landlord or Tenant, as the case may be.

Section 18.02.  Waiver of Redemption.  Tenant hereby waives and surrenders any right or privilege under any present or future constitution, statute or law to redeem the Premises or to continue this Lease after the termination of this Lease for any reason, and the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

Section 18.03.  Estoppel Certificates.  Upon written request of Landlord from time to time, Tenant shall execute, acknowledge and deliver to Landlord and to any mortgagee of or prospective purchaser from Landlord, a written certificate certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications), (b) the dates to which Rent and Additional Rent payable by Tenant hereunder have been paid, and (c) that no notice has been received by Tenant of any default or Event of Default by Tenant hereunder which has not been cured, except as to any default or Event of Default specified in said certificate.

Upon written request of Tenant from time to time, Landlord shall execute, acknowledge and deliver to Tenant a written certificate certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications), (b) the dates to which Minimum Rent and Additional Rent payable by Tenant hereunder have been paid, and (c) whether or not, to the knowledge of Landlord, a default or Event of Default by Tenant has occurred under this Lease which has not been cured (and if so, specifying the same).

Section 18.04.  No Merger of Title.  No merger of the leasehold estate created by this Lease with the fee estate of Landlord shall occur notwithstanding the fact that the same person may own or hold both the leasehold estate created by this Lease or any interest therein and the fee estate in the Premises or any interest therein.  No such merger shall occur unless and until all persons or entities (including any mortgagee with respect to the fee estate of Landlord) having any interest in the leasehold estate created by this Lease or the fee estate in the Premises shall join in a written instrument effecting such merger and shall duly record the same.

Section 18.05.  Quiet Enjoyment.  If and so long as Tenant shall pay, when due, the Minimum Rent and Additional Rent reserved or payable under this Lease and shall observe all terms, conditions and covenants and other obligations required to be observed by Tenant under this Lease, Landlord shall not interfere with the peaceful and quiet occupation and enjoyment of the Premises by Tenant, which occupation and enjoyment shall be without hindrance or ejectment by Landlord; provided, however, that this Section 18.05 shall not abrogate or diminish, in any way, the approval and inspection rights granted Landlord under this Lease.

Section 18.06.  Transfer by Landlord.  In the event Landlord shall transfer or assign or otherwise dispose of its interest in the Premises or in this Lease, Landlord shall thereupon be released and discharged from any and all liabilities and obligations under this Lease and such liabilities and obligations thereafter accruing shall be binding upon the assignee of Landlord's interest under this Lease.

Section 18.07.  Limitation on Landlord's Liability.  Landlord shall have no personal liability with respect to any of the provisions of this Lease.  If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Premises for satisfaction of Tenant's remedies, if any.  It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Premises.  In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

Section 18.08.  Mortgaging the Fee.  Any provision, term or condition of this Lease which is or which may appear to be to the contrary notwithstanding, Landlord shall, at all times and from time to time after the date of this Lease, have the express right, power and privilege of pledging, conveying, assigning or mortgaging Landlord's fee simple title in and to the Premises and/or Landlord's reversionary right to the Improvements, for the purpose of obtaining financing, credit, or as security for any financing or extension of credit.  Tenant hereby agrees that upon request from Landlord, or from the holder or proposed holder of any mortgage, pledge, deed to secure debt or deed of trust which encumbers or will encumber Landlord's interest in the Premises, Tenant shall execute a subordination, non-disturbance and attornment agreement in a commercially reasonable form subordinating this Lease to the interest of such holder and its heirs, successors and assigns.  The holder or proposed holder of any such mortgage, pledge, deed to secure debt or deed of trust shall agree in such subordination, non-disturbance and attornment agreement that, so long as Tenant complies with all of the terms and conditions of this Lease and is not in default hereunder beyond the period for cure of such default as provided herein, such holder or any person or entity acquiring the interest of Landlord under this Lease as a result of the enforcement of such mortgage, pledge, deed to secure debt or deed of trust shall not take any action to disturb Tenant's possession of the Premises during the remainder of the Term and shall recognize all of Tenant's rights under this Lease despite any foreclosure or other action by such holder.  Alternatively, the person or entity accepting such pledge, conveyance, assignment or mortgage as security may elect to take subject to the rights of Tenant and its successors and permitted assigns under this Lease.  In any event, Tenant, in the event of any foreclosure or deed in lieu of foreclosure or other final conveyance and transfer of Landlord's interest as aforesaid, shall recognize and attorn to the grantee thereof as "Landlord" under this Lease.  Likewise, and to similar effect, Landlord, at all times and from time to time after the date of this Lease, shall have the express right, power and privilege of assigning Landlord's interest in this Lease or in the Rent to be paid hereunder.

Section 18.09.  Separability.  Each and every covenant and agreement contained in this Lease shall be for any and all purposes hereof construed as separate and independent, and the breach of any covenant by Landlord shall not discharge or relieve Tenant from its obligation to perform each and every covenant and agreement to be performed by Tenant under this Lease.  All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate applicable law and shall be limited to the extent necessary to render this Lease valid and enforceable.  If any term, provision or covenant of this Lease or the application thereof to any person or circumstance shall be held to be invalid, illegal or unenforceable, by a court of last resort having jurisdiction in the Premises, the validity of the remainder of this Lease shall not be affected, this Lease shall not terminate, and there shall be substituted for such illegal, invalid or unenforceable provision a like provision which is legal, valid and enforceable within the limits established by such court's final opinion and which most nearly accomplishes and reflects the original intention of the parties.

Section 18.10.  Notices, Demands and Other Instruments.  All notices, demands, statements, and requests (collectively the "notice") required or permitted to be given under this Agreement must be in writing and shall be deemed to have been properly given or served as of the date hereinafter specified:  (i) on the date of personal service upon the person to whom the notice is addressed, or if such person is not available, the date such notice is left at the address of the person to whom it is directed, or (ii) on the date the notice is postmarked by the United States Post Office, provided it is sent prepaid, registered or certified mail, return receipt requested, or (iii) on the date the notice is delivered by a courier service (including Federal Express, Express Mail, Emery or similar operation) to the address of the person to whom it is directed, provided it is sent prepaid, with confirmation of receipt requested, or (iv) on the date the notice is delivered via facsimile, provided that a second copy of the notice is simultaneously sent pursuant to one of the other methods permitted by this provision.  The initial notice address of each signatory to this Agreement is set forth below.

Landlord:

Cousins Properties Incorporated

2500 Windy Ridge Parkway

Suite 1600

Atlanta, Georgia 30339-5683

Attn:  Corporate Secretary

Facsimile Number:  (770) 857-2363

with a copy to:

Maureen Theresa Callahan, Esq.

Troutman Sanders LLP

600 Peachtree Street, N.E.

Suite 5200

Atlanta, Georgia 30308-2216

Facsimile Number: (404) 962-6520

Tenant:

First National Bank & Trust Company

of the Treasure Coast

815 Colorado Avenue

Stuart, Florida  34994

Attn:  Doug Gilbert, President

Facsimile Number:  (772) 288-6012

Each party shall have the right from time to time and at any time, upon at least ten (10) days' prior written notice thereof in accordance with the provisions hereof, to change its respective address and to specify any other address within the United States of America; provided, however, notwithstanding anything herein contained to the contrary, in order for the notice of address change to be effective it must actually be delivered.  Refusal to accept delivery of a notice or the inability to deliver a notice because of an address change which was not properly communicated shall not defeat or delay the giving of a notice.

Section 18.11.  Successors and Assigns.  Each and every covenant, term, condition and obligation contained in this Lease shall apply to and be binding upon and inure to the benefit or detriment of the respective legal representatives, heirs, successors and permitted assigns of Landlord and Tenant.  Whenever reference to the parties hereto is made in this Lease, such reference shall be deemed to include the legal representatives, successors, heirs and permitted assigns of said party the same as if in each case expressed.  The term "person" when used in this Lease shall mean any individual, corporation, partnership, firm, trust, joint venture, business association, syndicate, government or governmental organization or any other entity.

Section 18.12.  Headings.  The headings to the various Articles and Sections of this Lease have been inserted for purposes of reference only and shall not limit or define or otherwise affect the express terms and provisions of this Lease.

Section 18.13.  Counterparts.  This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

Section 18.14.  Applicable Law.  This Lease shall be construed under and enforced in accordance with the laws of the State of Florida.

Section 18.15.  Entire Agreement; Amendments.  This Lease sets forth the entire understanding and agreement of Landlord and Tenant with respect to the Premises; all courses of dealing, usage of trade and all prior representations, promises, understandings and agreements, whether oral or written, are superseded by and merged into this Lease.  No modification or amendment of this Lease shall be binding upon Landlord and Tenant, or either, unless in writing and fully executed.

Section 18.16.  All Genders and Numbers Included.  Whenever the singular or plural number, or masculine, feminine, or neuter gender is used in this Lease, it shall equally apply to, extend to, and include the other.

Section 18.17.  Relationship of the Parties.  Nothing contained herein shall be deemed or construed by the parties hereto, or any third party, as creating the relationship of principal and agent or a partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

Section 18.18.  Time is of Essence.  Time is of the essence of this Lease.  Whenever a day certain is provided for the payment of any sum of money or the performance of any act or thing, the same enters into and becomes a part of the consideration for this Lease.

Section 18.19.  Short Form Lease.  Landlord and Tenant hereby agree that this Lease shall not be recorded in the Public Records of Brevard County, Florida.  Landlord and Tenant shall, contemporaneously with the execution of this Lease, execute a Short Form Lease, in the form attached hereto as Exhibit "G" and by reference incorporated herein, wherein a legal description of the Premises (which legal description shall be taken from the Survey), the Term and certain other terms and provisions hereof, excepting, however, the provisions hereof relating to the amount of Rent payable hereunder, shall be set forth.  The Short Form Lease shall be filed for record after (and not before) the expiration of the termination rights of Tenant set forth in Section 6.01 hereof, provided Tenant has not terminated this Lease.  Any and all recording costs and taxes, if any, required in connection with the recording of the Short Form Lease shall be at the sole cost and expense of Tenant.

Section 18.20.  Approval and Inspection Rights.  Tenant expressly acknowledges and agrees that Landlord has the right, but not the duty, at all times and from time to time, to enter upon the Premises and any portion thereof to determine to Landlord's satisfaction whether the terms, covenants and conditions of this Lease, including Tenant's performance obligations, are being kept and observed.  Landlord agrees to conduct such visits in a manner which does not unreasonably interfere with the conduct of Tenant's business.  Tenant acknowledges that Landlord's approval or disapproval, based upon examination of the Premises or upon information and materials required to be submitted by Tenant to Landlord, may be required from time to time during the Term and that Tenant is not free under the terms of this Lease to proceed with some activities and undertakings until such approval or disapproval of Landlord is made known to Tenant.  Tenant agrees that other than as provided herein to the contrary, any failure of Landlord to approve or disapprove any thing or undertaking where Landlord's approval or disapproval is required shall not be a waiver or abatement of Landlord's right to give or withhold such approval as to the specific thing or undertaking involved, nor as to any future or other instance where Landlord has such right.  Tenant agrees that any failure of Landlord to exercise any right of inspection shall not be or be deemed to be a waiver of the right of inspection, which is and shall be continuing, nor shall Landlord ever be accountable or liable to Tenant or to any other person for exercising or not exercising its right of inspection.  Further, Tenant agrees that in connection with review or inspection (or the lack of inspection, as the case may be) and approval or disapproval (express or implied, as the case may be) by Landlord, Landlord, its agents and representatives, shall not be responsible or liable to Tenant or to any other person by reason of error or mistake in judgment, negligence, or nonfeasance arising from or out of or in any manner connected with such inspection, lack of inspection, review, approval or disapproval.  The release from liability set forth in the preceding sentence shall not apply to claims for damages arising out of bodily injury to persons or damage to property caused by or resulting from the sole negligence of Landlord, its agents or employees, unless such claims are covered by the insurance required to be maintained by Tenant under this Lease or would be covered by such insurance had Tenant not elected to self-insure pursuant to Section 10.01 hereof.  In no event shall any approval by Landlord of the Tenant's Plans in accordance with this Lease constitute, or be construed as constituting, (i) any warranty or certification by Landlord of the engineering or architectural adequacy, sufficiency, feasibility, or soundness of said Tenant's Plans, or (ii) any waiver, release, or discharge by Landlord of Tenant with respect to any liability Tenant may have to Landlord at law, in equity or otherwise, or (iii) any release or waiver by Landlord of the obligation of Tenant to cause the Tenant's Plans to comply with all zoning, building, fire, health and sanitary codes and regulations and any other codes or regulations relative to the construction of the Improvements.

Section 18.21.  Holding Over, No Extension, Month-to-Month Tenancy and Double Rent.  In the event Tenant shall hold the Premises after the expiration of the Term, without the express written consent of Landlord, such holding shall be deemed to have created a tenancy from month to month which shall be terminable upon thirty (30) days' written notice by either party to the other, and which shall be on a monthly rental basis and otherwise subject to all terms and provisions of this Lease, except as contemplated to the contrary in this Section 18.21.  Such monthly rental shall be one-twelfth (1/12) of the amount equal to the product of the total Rent payable by Tenant to Landlord during the last twelve (12) month period of the Term, multiplied by two (2).

If Tenant fails to surrender the Premises upon the termination of this Lease, then Tenant shall, in addition to any other liabilities to Landlord accruing therefrom, indemnify and hold Landlord harmless from any loss or liability resulting from such failure, including, without limitation, any claims made by any succeeding tenant founded on such failure.

Section 18.22.  Corporate Authority.  Tenant shall provide contemporaneously with the execution of this Lease evidence of its authority to enter into this Lease, including, but not limited to, copies of its bylaws and Certificate of Incorporation together with corporate resolutions duly passed by the board of directors of Tenant authorizing the execution hereof and the performance of all of the terms herein provided to be performed.  In addition, Tenant shall provide Landlord copies of certificates of corporate authority and good standing from the State of Florida evidencing Tenant's right to do business in Florida.

Section 18.23.  Intentionally Deleted.

Section 18.24.  Radon Gas.  In compliance with § 404.056(5), Florida Statutes, Tenant is hereby made aware of the following:  RADON GAS IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME.  LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA.  ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM THE COUNTY HEALTH DEPARTMENT.

Section 18.25.  Use of Service Mark.  Tenant hereby acknowledges and agrees that Tenant shall not be entitled to use the service mark "The Avenue® Viera" to identify the Tenant's business.  Notwithstanding the foregoing, Tenant shall be entitled to identify the location of the Premises in any promotion and/or advertising materials by referring to "The Avenue® Viera."

Section 18.26.  Earnest Money.  Upon the execution of this Lease Tenant shall deposit Ten Thousand and 00/100 Dollars ($10,000.00) (the "Earnest Money") with Landlord.  Provided Tenant is not in default under this Lease, the Earnest Money shall be fully refundable to Tenant if Tenant cancels the Lease prior to the expiration or earlier termination of the Inspection Period in accordance with Section 6.01.  If Tenant does not cancel the Lease within the Inspection Period and does not default under the Lease, the Earnest Money shall be applied to the first monthly installment of Minimum Rent due from Tenant under this Lease.  Upon the expiration of the Inspection Period, the Earnest Money shall be completely nonrefundable to Tenant.  In the event Tenant defaults under this Lease, Landlord shall be entitled to retain the Earnest Money and apply the same against the payment of Rent or against the payment of any sum Landlord may be required to expend as a result of Tenant's default.  Retention of the Earnest Money by Landlord in accordance with this Section 18.26 shall be in addition to, and not in place of, all other rights and remedies available to Landlord at law or in equity.

Section 18.27.  Utility Easements.  In addition to all other Permitted Encumbrances, the Site is hereby leased to Tenant subject to one or more future utility easements, which easements shall be located in the easternmost 20 feet of the Property, which portion of the Property is adjacent to Colonnade Avenue (the “Utility Corridor”).  Tenant acknowledges and agrees that during the term of this Lease Landlord shall have the right to grant and record easements in favor of Florida Power and Light Company and in favor of other utility service providers for the installation, maintenance and operation of underground electrical, gas and other utility facilities within the Utility Corridor (collectively, the “Utility Easements”).  Any and all Utility Easements granted and recorded by Landlord pursuant to its rights hereunder shall be Permitted Encumbrances.

[Signatures commence on following page]

1465190_4.DOC [Version 8 of Lease]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, have affixed their seals hereunto and have delivered same, in duplicate originals, as of the day, month and year first above written.

"LANDLORD":

COUSINS PROPERTIES INCORPORATED,

a Georgia corporation

By:

/s/ David C. Nelson

Name:

David C. Nelson

Its:

Senior Vice President

(CORPORATE SEAL)

"TENANT":

FIRST NATIONAL BANK & TRUST COMPANY

OF THE  TREASURE COAST, a national banking

association

By:

/s/ A. Douglas Gilbert

Name:

A. Douglas Gilbert

Its:

President, COO & CCO

Attest:

/s/ Sharon Mehl

Its:

Corporate Secretary

(CORPORATE SEAL)

1465190_4.DOC [Version 8 of Lease]

EXHIBIT "A"

Drawing of the Site

1465190_4.DOC [Version 8 of Lease]

EXHIBIT "B"

Encumbrances on the Site

1.

Taxes and assessments for the year 2005 and subsequent years.

2.

Amended and Restated Viera Development Order, as approved by that certain Resolution 02-314 and as evidenced by that certain Notice of Amendment to Development Order for a Development of Regional Impact known as The Viera Development of Regional Impact recorded January 9, 2003, in Official Records Book 4787, Page 0549 with the Public Records of Brevard County, Florida.

3.

Declaration of Covenants, Conditions, Easements, Reservations and Restrictions for Central Viera Community recorded July 25, 1994, in Official Records Book 3409, Page 0624, as amended by First Amendment recorded in Official Records Book 3813, Page 3867, Second Amendment recorded in Official Records Book 3882, Page 2349, Third Amendment recorded in Official Records Book 4065, Page 2855, Amendment Number Four and Annexation Agreement Number Nine recorded in Official Records Book 4209, page 2335, Fourth Amendment recorded in Official Records Book 4297, Page 0372, Amendment Number Five and Annexation Agreement Number Eleven recorded in Official Records Book 4303, Page 0571, Sixth Amendment recorded in Official Records Book 4718, Page 1926, Annexation Agreement Number Twenty-Three recorded in Official Records Book 5103, Page 0614, Eighth Amendment recorded in Official Records Book 5103, Page 0627, Ninth Amendment recorded in Official Records Book 5333, Page 1015 and Annexation Agreement Number Thirty-Seven recorded in Official Records Book 5388, Page 4305, aforesaid records.

4.

Agreement Covering Water Service dated August 26, 1988, between The Viera Company and the City of Cocoa, Florida, as amended by that certain Amendment #1 To Agreement To Provide Water Service dated June 13, 1989, and as further amended by that Certain Second Amendment to Agreement dated May 27, 1994, as recorded in Official Records Book 3404, Page 0953 and re-recorded in Official Records 3407, Page 3452, aforesaid records.

5.

Binding Development Agreement between The Viera Company and the Board of County Commissioners of Brevard County, Florida, dated April 2, 2002, and recorded in Official Records Book 4577, Page 1842, aforesaid records.

6.

Stormwater and Irrigation Easement Agreement dated October 27, 2003, and recorded in Official Records Book 5103, Page 0775, First Amendment recorded in Official Records Book 5283, Page 3548 and Second Amendment recorded in Official Records Book 5388, Page 4422, aforesaid records.

7.

Access, Landscaping, Lighting and Utility Easement Agreement dated October 27, 2003, and recorded in Official Records Book 5103, Page 0820, as amended by First Amendment recorded in official Records Book 5292, Page 1958, aforesaid records.

8.

Joint Driveway Easement Agreement dated October 27, 2003, and recorded in Official Records Book 5103, Page 0644, aforesaid records.

9.

Sign Easement Agreement dated October 27, 2003, and recorded in Official Records Book 5103, Page 0718, aforesaid records.

10.

Plat of Avenue Viera, as recorded in Plat Book 51, Pages 9 through 11, aforesaid records.

11.

Sanitary Sewer Easement recorded October 19, 2004, in Official Records Book 5373, Page 2279, aforesaid records.

12.

Restriction contained in Special Warranty Deed recorded November 24, 2004, in Official Records Book 5388, Page 4311, aforesaid records.

13.

Declaration of Covenants, Conditions and Restrictions for Viera MarketCenter Commercial District recorded November 24, 2004, in Official Records Book 5388, Page 4320, aforesaid records.

14.

Access Easement Agreement recorded November 24, 2004, in Official Records Book 5388, Page 4355, aforesaid records.

1465190_4.DOC [Version 8 of Lease]

EXHIBIT "C"

Shopping Center Site Plan

1465190_4.DOC [Version 8 of Lease]

EXHIBIT "D"

[Reserved]

1465190_4.DOC [Version 8 of Lease]

EXHIBIT "E"

Attached To And Made A Part Of

Lease Between

COUSINS PROPERTIES INCORPORATED

and

FIRST NATIONAL BANK & TRUST

COMPANY OF THE TREASURE COAST

...........................................................

RULES AND REGULATIONS

1.

No sign, picture, advertisement, or notice visible from the exterior of any building or structure shall be displayed by Tenant on any part of the Premises or the building or parking facility unless the same is first approved by Landlord.  No awnings, curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the building without the prior consent of the Landlord and including approval by the Landlord of the quality, type, design, color, and manner attached.

2.

The sidewalks and entrances shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress.  All sidewalks and other hard-surface portions of the Premises shall be swept at intervals sufficient to maintain the same in a clean condition.

3.

All trash and rubbish containers located on the Premises shall be emptied regularly and shall be washed at intervals sufficient to maintain the same in a clean condition.

4.

All hard-surface markings shall be inspected at regular intervals and promptly repainted as the same shall become unsightly or indistinct from wear and tear or other cause.

5.

All storm sewer catch basins on the Premises shall be cleaned on a schedule sufficient to maintain all storm sewer lines in a free flowing condition; and all mechanical equipment which is a part of storm and sanitary sewer facilities on the Premises shall be regularly inspected and kept in proper working order.

6.

All asphalt paving shall be inspected at regular intervals and maintained in good condition.

7.

All benches and institutional, directional, traffic and other signs shall be inspected at regular intervals, and maintained in a clean and attractive surface condition.

8.

All lamps on lighting standards or otherwise shall be inspected at regular intervals and all lamps shall be promptly replaced when no longer properly functioning.

9.

These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of this Lease.

1465190_4.DOC [Version 8 of Lease]

EXHIBIT "F"

Reserved

1465190_4.DOC [Version 8 of Lease]

EXHIBIT "G"

Short Form Lease

This document prepared by and

after recording, return to:

Maureen Theresa Callahan, Esquire

Troutman Sanders LLP

600 Peachtree Street, Suite 5200

Atlanta, Georgia 30308

SHORT FORM LEASE

THIS SHORT FORM LEASE, is made and entered into this 30th day of June, 2005, by and between COUSINS PROPERTIES INCORPORATED, a Georgia corporation (hereinafter referred to as "Landlord"), and FIRST NATIONAL BANK & TRUST COMPANY OF THE TREASURE COAST, a national banking association (hereinafter referred to as "Tenant").

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into that certain Ground Lease dated June 30, 2005, (the "Lease"); and

WHEREAS, the parties hereto desire to file this Short Form Lease for record in the Public Records of Brevard County, Florida, to provide record notice of the Lease and the terms and conditions contained therein with respect to the Premises (as hereinafter defined).

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

1.

Premises.  Landlord does hereby demise and lease to Tenant, and Tenant does hereby take and hire from Landlord, upon and subject to the terms and conditions contained in the Lease, that certain tract of land lying and being in the City of Viera, Brevard County, Florida, being more particularly described on Exhibit "A" attached hereto and by reference incorporated herein (the "Site"), together with all Improvements (as defined in the Lease) now located thereon and all appurtenances thereunto belonging (said Site, Improvements and appurtenances hereinafter collectively referred to as "Premises"), subject to the encumbrances set forth on Exhibit "B" attached hereto and by reference incorporated herein and subject to and together with the non-exclusive easements, covenants, conditions and restrictions created and established (i) by that certain Declaration Regarding Outparcels by Landlord dated as of

, recorded in Official Records Book

, page

, aforesaid records, (ii) by that certain Access, Landscaping, Lighting and Utility Easement by and among Landlord, The Viera Company and EPT DownREIT, Inc. dated as of October 27, 2003, recorded in Official Records Book 5103, page 0820, aforesaid records, as amended by that  certain First Amendment to Access, Landscaping, Lighting and Utility Easement dated as of May 13, 2004, recorded in Official Records Book 5292, page 1958, aforesaid records; and (iii) by that certain Joint Driveway Easement Agreement between Landlord and The Viera Company dated as of October 27, 2003, recorded in Official Records Book 5103, page 0644, aforesaid records (collectively, the "Permitted Encumbrances").

2.

Term.  The term of the Lease shall commence on ____________, 200__, (the "Commencement Date") and shall terminate at 11:59 p.m. (local Viera, Florida time) on the day preceding the twentieth (20th) anniversary of the Commencement Date (if the Commencement Date occurs on the first day of a month) or the last day of the month which is twenty (20) years after the Commencement Date (if the Commencement Date occurs on a day other than the first day of a month) unless sooner terminated or extended as provided in the Lease.  Tenant has the right to extend the term of the Lease for four (4) successive, additional periods of five (5) years each pursuant to the terms of the Lease.

3.

Incorporation of Lease.  The provisions set forth in the Lease are hereby incorporated into this Short Form Lease as if set out in full herein.  In the event of any conflict or inconsistency between the terms of this Short Form Lease and the terms of the Lease, the terms of the Lease shall govern and control for all purposes.

4.

Defined Terms.  All capitalized terms and words of art which are used but not defined herein shall have the same respective meaning designated for such terms and words of art in the Lease.

5.

Cancellation of Short Form Lease.  Upon the request of Landlord following the expiration or termination of the Lease, Tenant shall promptly execute and deliver to Landlord an appropriate release and/or cancellation instrument acknowledging the expiration or termination of the Lease and releasing any and all right, title and interest of Tenant in and to the Demised Premises under the Lease.  Such release and/or cancellation instrument shall be executed in proper form for recordation in the Public Records of Brevard County, Florida.

(Signatures begin on the following page)

1465190_4.DOC [Version 8 of Lease]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Short Form Lease to be executed and sealed the day, month and year first above written.

"LANDLORD"

Signed, sealed and delivered

COUSINS PROPERTIES INCORPORATED,

in the presence of:

a Georgia corporation

/s/ Pamela F. Roper

By:

/s/ David C. Nelson

Print Name:

Pamela F. Roper

Name:

David C. Nelson

Title:

Senior Vice President

(CORPORATE SEAL)

/s/ Pamela A.Somerville

Print Name:

Pamela A. Somerville

STATE OF

GA

COUNTY OF

Cobb

The foregoing instrument was acknowledged before me this 28th day of June, 2005, by David C. Nelson the Senior Vice President of Cousins Properties Incorporated, a Georgia corporation, on behalf of said corporation, who is (X) personally known to me, or ( ) produced __________________________________ as identification.

/s/ Pamela A. Martin

Notary Public

Print Name:

Pamela A. Martin

My Commission Expires:

November 3, 2008

 (NOTARIAL SEAL)

(Signatures continue on the following page)

1465190_4.DOC [Version 8 of Lease]

(Signatures continued from the previous page)

"TENANT"

Signed, sealed and delivered

FIRST NATIONAL BANK & TRUST COMPANY

OF THE TREASURE COAST, a national banking

in the presence of:

association

/s/Yvonne E. Miner

By:

/s/A. Douglas Gilbert

Print Name:

Yvonne E. Miner

Name:

A. Douglas Gilbert

Title:

President, COO & CCO

(CORPORATE SEAL)

/s/ James Morgan

Print Name:

James Morgan

STATE OF

FL

COUNTY OF

Martin

The foregoing instrument was acknowledged before me this 22nd day of June, 2005, by A. Douglas Gilbert, the President of First National Bank & Trust Company, a national banking association, on behalf of said association, who is (X) personally known to me, or ( ) produced __________________________________ as identification.

/s/ Yvonne E. Miner

My Commission Expires:

Notary Public

Print Name:

Yvonne E. Miner

Oct. 16, 2008

(NOTARIAL SEAL)

1465190_4.DOC [Version 8 of Lease]

EXHIBIT "H"

Grading Plan

Viera MarketCenter plans by Kimley-Horn & Associates, Sheet C-4A, Phase I and Phase II, Paving, Grading and Drainage Plan – All Phases

1465190_4.DOC [Version 8 of Lease]

EXHIBIT "I"

Exclusives

RESTRICTIONS AND EXCLUSIVE USES FOR OUPTARCELS AT VIERA MARKETCENTER (OUTPARCELS 1&2)

As used in this Exhibit I, the term "Land" shall be deemed to include the Premises.

A.

No buildings shall exceed one (1) story.

B.

No portion of the Land shall be used for the operation of a retail business in ten thousand (10,000) square feet or more of Floor Area which is occupied (whether by a tenant, sublessee, assignee, licensee or other occupant or itself) by any of those businesses currently operating under the trade names of Reading China, Home Goods, Linens ‘N Things, Linen Locker, Linen Barn, Maxx N’ More and/or other retailers with a mix of merchandise similar to that of Bed Bath & Beyond.

C.

The Land shall not be used by any tenant or occupant who operates as any of the following restaurants:  Cheddars, Ruby Tuesday’s, Red Robin, Applebee’s, TGI Friday’s or Chili’s.

1465190_4.DOC [Version 8 of Lease]